APPRAISAL REPORT

                                       OF

                             59 WEST SHOPPING CENTER
                                700 ACADEMY DRIVE
                                BESSEMER, ALABAMA


                                   (B97-134A)


                                       FOR

                                MR. LARRY MILLER
                             MERRILL LYNCH & COMPANY
                       WORLD FINANCIAL CENTER-NORTH TOWER
                               NEW YORK, NY 10281

                                      AS OF

                                 AUGUST 4, 1997

                                       BY

                              DAVID P. MULLINS, MAI
                            H. J. PORTER & ASSOCIATES
                              14 OFFICE PARK CIRCLE
                                    SUITE 230
                            BIRMINGHAM, ALABAMA 35223
                                 (205) 871-3600



                                     [LOGO]
                            H.J. Porter & Associates

                                     [LOGO]
                      [H.J. PORTER ASSOCIATES - LETTERHEAD]

                                                  August 13, 1997

Mr. Larry Miller
Merrill Lynch & Company
World Financial Center - North Tower
New York, NY 10281

                    Re:  59 West Shopping Center
                         700 Academy Drive
                         Bessemer Alabama

Dear Mr. Miller:

At your request, I have inspected and appraised the referenced property. The purpose of the appraisal was to estimate the market value of the leased fee interest in the subject property, one of fifteen shopping centers to be included in a portfolio of retail shopping centers that will be cross collateralized, under single management, and subject to stringent release provisions. AS SUCH, THE ESTIMATED VALUE OF THE SUBJECT PROPERTY IS SUBJECT TO THE ABOVE CONDITIONS.

The appraisal is subject to completion of a survey of the subject property which indicates the size of the total site to be 14.245 acres, more or less. This complete appraisal, communicated in a self contained narrative report, has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) as amended by the Comptroller of the Currency.

Based upon my investigation into the subject property, and its current economic environment, I am of the opinion that the market value of the leased fee interest in the subject property, as of August 4,1997, is:

                   EIGHT MILLION SIX HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($8,600,000)

Please note that this report is subject to the contingent and limiting conditions as found in the addendum. It should be noted that my employment was not conditional upon my producing a specific value with a given range. Future employment prospects with Merrill Lynch are not dependent upon my producing a specified value. Also, neither payment of my fee, nor my employment is/was based upon whether a loan application is approved or disapproved. I appreciate the opportunity to be of service to you in this matter.


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Miller
August 13, 1997
page 2

The attached report is submitted in support of these conclusions.

                                   Yours very truly,



                                    David P. Mullins, MAI
                                    Certified General Real Property Appraiser
                                    Alabama Certificate #G8



                                     [LOGO]
                            H.J. Porter & Associates

                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS


PROPERTY IDENTIFICATION:                59 West Shopping Center
                                        Academy Drive
                                        Bessemer, Alabama

HIGHEST AND BEST USE
AS VACANT AND AS IS:                    Neighborhood Shopping Center

DATE OF VALUE:                          August 4, 1997

DATE OF REPORT:                         August 13, 1997

SITE DATA:                              14.245 Acres

BUILDING DATA:                          99,183 Sq. Ft. - GBA
                                        95,591 Sq. Ft. - NLA divided as:
                                             44,000 Sq. Ft. Winn Dixie
                                             18,000 Sq. Ft. Drugs for Less
                                             33,591 Sq. Ft. Shop Space

ESTIMATED LAND VALUE
AS OF AUGUST 4, 1997:                   $1,420,000

VALUE INDICATIONS:                      $8,400,000 Cost Approach
                                        $8,650,000 Income Approach
                                        $8,300,000 Market Approach

MARKET VALUE:                           $8,600,000



                                                        H.J. Porter & Associates

                                TABLE OF CONTENTS

Intended Use of Appraisal.....................................................1
Special Assumptions and Limiting Conditions...................................1
Environmental Considerations..................................................1
Scope of the Assignment.......................................................1
Date of Value Estimate........................................................2
Type Appraisal/Type Report....................................................2
Exposure Time.................................................................2
Property Ownership............................................................3
Property Location.............................................................3
Zoning/Public Utilities.......................................................3
Legal Description/Land Size...................................................4
Ad Valorem Tax Analysis.......................................................5
Purpose of Appraisal/Definition of Value......................................7
Rights Appraised..............................................................7
Area Analysis - Birmingham, Alabama...........................................8
Neighborhood Analysis........................................................15
Site Analysis................................................................21
Description of Subject Improvements..........................................22
Highest and Best Use.........................................................23
The Appraisal Process........................................................25
Land Value - Direct Comparison...............................................28
Cost Approach to Value.......................................................34
Income Approach to Value.....................................................37
Market Approach..............................................................55
Reconciliation and Final Value Estimate......................................69
Certification................................................................70

         EXHIBITS
         --------
         Location Map..............................................Facing Page 3
         Survey....................................................Facing Page 4
         State Map.................................................Facing Page 8
         Site Plan................................................Facing Page 21
         Subject Photographs......................................Facing Page 22
         Land Sales Map...........................................Facing Page 28
         Rental Location Map......................................Facing Page 37
         Improved Sales Map.......................................Facing Page 55

         REAR EXHIBITS
         -------------
         Engagement Letter
         Lease Synopses
         Assumptions and Limiting Conditions
         Appraiser's Qualifications
         Appraiser's Certificate



                                                        H.J. Porter & Associates

INTENDED USE OF APPRAISAL                                                      1

This appraisal has been requested to function as a basis for loan underwriting purposes in conjunction with a mortgage loan to be placed upon the subject property, and for use in the securitization of the mortgage. Accordingly, this appraisal may be provided by Merrill Lynch & Company to potential investors in a securitization or other sale of the mortgage loan. The appraisal is undertaken without departure in accordance with USPAP as promulgated by the Appraisal Foundation and as amended by the Comptroller of Currency.


SPECIAL ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal is subject to a completed survey indicating the size of the site to be approximately 14.245 acres. An old survey of the site was provided to the appraiser by the developer, Newton, Oldacre, McDonald, which indicated the size of the site to be 16.337 acres, less a portion of the northwest corner. I have estimated the excluded area to be approximately 2.092 acres for a net area of
14.245 acres. A small variation from the estimated site size would have no impact on the estimated value.


ENVIRONMENTAL CONSIDERATIONS

According to a Phase I Environmental Site Assessment conducted by Gallet & Associates, Inc., there are no significant environmental liabilities at the subject site. During their site reconnaissance conducted on March 14, 1995, a possible sinkhole was discovered near the center of the subject property. Gallet & Associates, Inc. recommended a sinkhole investigation be conducted before site grading or building construction takes place. This valuation is made subject to there being no contamination or a-typical soil conditions.


SCOPE OF THE ASSIGNMENT

The subject property, a neighborhood shopping center, is one of fifteen shopping centers to be included in a portfolio of retail properties which will be cross collateralized, under single management, and subject to stringent release provisions.

The scope of the assignment includes undertaking the three recognized approaches to value with consideration given to the current status of the retail market in the Birmingham area. In the Cost Approach local Realtors(R) and Appraisers were contacted an a search of public records was made to locate comparable land sales. A detailed inspection of the property was made on August 4, 1997. Construction detail was taken from inspection notes, and from the Site Plan titled Winn - Dixie Marketplace, Bessemer, Alabama, dated 8/22/95 and revised 8/22/96. The Site Plan was prepared by South & Associates, Inc. 601 Vestavia Parkway, Suite 100,


                                                        H.J. Porter & Associates

SCOPE OF THE ASSIGNMENT - (CONTINUED)                                         2

Birmingham, Alabama. Cost calculations were taken from the Marshall Valuation Service, a recognized national cost service indexed to the Birmingham market.

In the Income Approach to Value, a survey of local retail market conditions was made by interviews with local leasing and management agents to determine if the contract rents for the local tenant shop space was competitive and market oriented. Expense comparables were studied to estimate appropriate expense deductions. The resulting net operating income was capitalized into a value estimate with an overall capitalization rate. The comparable improved sales found in the Market Approach sold on direct capitalization of stabilized net operating income rather than discounted cash flow analysis. The overall capitalization rate was derived from market sales, built-up rates using current market rates for debt and equity and from published investor surveys.

Local Realtors(R), Appraisers and mortgage lenders were interviewed to locate sales of comparably improved properties. The sales located were compared to the subject with adjustments made for items of difference. The three approaches to value were reconciled to provide a value estimate of the property.


DATE OF VALUE ESTIMATE

The value estimate predicated in this report is made effective as of August 4, 1997, being the date of the most recent on-site inspection of the subject property. The data utilized in preparing this appraisal was researched, gathered and/or updated during the period August 4, 1997 to August 11, 1997. The Date of Report is made effective as of the date of the transmittal letter.


TYPE APPRAISAL/TYPE REPORT

In accordance with the Uniform Standard of Profession Appraisal Practice, the appraiser has performed a "Complete" appraisal according to Standard Rule 1 and communicated the results to the client in a "Self-contained Appraisal Report" in accordance with Standard Rule 2-2a.


EXPOSURE TIME

The exposure time for the subject property, to obtain the values communicated herein, is estimated to have been within one year or less. This exposure period assumes competent sales and marketing efforts, the property is maintained in a marketable condition, and that the property is sold for "market value" as defined herein. The estimated exposure period is based upon the marketing period for the Comparable Improved Sales 2 - 5 found in the Market Approach, all of which sold within one year after completion.


                                                        H.J. Porter & Associates

                                  Location Map

                               [GRAPHICS OMITTED]

PROPERTY OWNERSHIP                                                             3

The subject property is under the ownership of:

                             59 West Partners, Ltd.
                         An Alabama Limited Partnership
                          1900 Church Street, Suite 500
                               Nashville, TN 37203

The property was acquired from William Thomas Loveless on April 11, 1995. This deed is found of record in the Bessemer Division of the Jefferson County Court House at Book 1081 Page 791. The reported acquisition price was $1,310,698.17. The subject property was part of 55.3 acres assembled by Corporate General, Inc. under option. Newton, Oldacre, McDonald acquired the option rights from Corporate General and transferred the subject site to 59 West Partners, Ltd. and transferred the remainders to Wal Mart Stores, Inc. The subject transaction is not arms length due to the assignment of value to the subject.


PROPERTY LOCATION

The subject property is located in the southwest quadrant of Interstate Highway 59 and Academy Drive, approximately three miles southwest of the Central Business District of Bessemer. It is located by street address as:

                             59 West Shopping Center
                                700 Academy Drive
                             Bessemer, Alabama 35023

ZONING/PUBLIC UTILITIES

The subject property is located in the City of Bessemer and subject to the zoning regulations adopted by the City of Bessemer Commission. The current zoning of the subject site is C-4, Arterial Services District. This zoning category allows for the development of community and regional retail shopping facilities along the major traffic arteries of the city. Currently the C-4 zoning category is the least restrictive commercial zoning classification in the City of Bessemer. General requirements for this zoning classification call for a minimum lot size of 10,000 square feet, building lot line set backs of 35 feet in the front, 10 feet in the rear (35 feet if serviced from the rear, including alleys), and 12 feet on the sides. Parking requirements designate a minimum of four square feet of parking area per square foot of building space for all shopping centers. As described, the subject property complies with these requirements.

The subject has all public utilities available to it, including electric, gas, water, sewage and telephone. Electric power is provided by Bessemer Utilities, a TVA power distributor, and gas


                                                        H.J. Porter & Associates

                                  Vicinity Map
                              Westchester Highlands

                               [GRAPHICS OMITTED]

ZONING/PUBLIC UTILITIES - (CONTINUED)                                          4

is provided by Alagasco. Water and sewer are available and provided through an 8 inch sewer line and a 6 inch water line which currently serves the Westchester Subdivision located on the southwest side of the subject site. Public services such as police and fire protection are amply provided for by the City of Bessemer.


LEGAL DESCRIPTION/LAND SIZE

Based on information supplied to the appraisers from Mark McDonald with Newton, Oldacre, McDonald, project developers, the subject property is legally described as:

     A parcel of land located in the Northwest Quarter of Section 30, Township 19 South, Range 4 West, in Jefferson County, Alabama and being more particularly described as follows:

     As a starting point start at the Northwest corner of the Northeast Quarter of the Northwest Quarter of said Section 30; thence North 86 degrees 29'28" East and along the North boundary of the Northeast Quarter of the Northwest Quarter for a distance of 547.80 feet to a point, said point also being on the West boundary of Academy Drive; thence South 11 degrees 28'47" East and along the West boundary of Academy Drive for a distance of 810.17 feet to a point of curve, said point of curve having a station of 67+75 and having a radius of 622.96 feet; thence South 16 degrees 19'14" East and along the curving boundary of Academy Drive for a chord distance of 200.73 feet to the POINT OF BEGINNING of the parcel herein described; thence South 42 degrees 19'10" East and along the curving boundary of Academy Drive for a chord distance of 358.41 feet to a point; thence South 41 degrees 16'14" West for a distance of 82.54 feet to a point on the North boundary of said Mabel V. Brazil Property as recorded in Deed Book 20, Page 430, in the Probate Office of Jefferson County, Alabama; thence South 04 degrees 55'13" East and along the West boundary of said Mabel V. Brazil Property and along the West boundary of Lot 10 and 9 of South Gate addition to Bessemer second sector as recorded in Map Book 17, Page 44, in the Probate Office of Jefferson County, Alabama, for a distance of 585.01 feet to a point on the North boundary of Joseph Spencer Property as recorded in Deed Book 380, Page 64 in the Probate Office of Jefferson County, Alabama; thence South 86 degrees 39'15" West and along the North boundary of said Joseph Spencer Property for a distance of 489.46 feet to a point on the East right-of-way of LeGrone Drive (being a 50 foot right-of-way); thence South 86 degrees 40'51" West for a distance of 50.23 feet to a point on the West right-of-way of LeGrone Drive and the Northeast boundary of Ronnie Davis Property as recorded in Deed Book 888, Page 859, in the Probate Office of Jefferson County, Alabama; thence South 86 degrees 40'25" West and along the North boundary of said Ronnie Davis Property for a distance of 289.40 feet to a point being on the East boundary of Lot 9 of the resurvey of Lot 9 and 8 Westchester Highlands as recorded in Map Book 24, Page 60, in the Probate Office of Jefferson County, Alabama; thence North 05 degrees 10'49" West and along the East boundary of Lot 10 and 11, Block 2 of Westchester Highlands as recorded in Map Book 18, Page 48, in the Probate Office of Jefferson County, Alabama for a distance of 214.39 feet to a point, being the Northeast corner of Lot 11, Block 2, Westchester Highlands and the Southeast boundary of existing Wal-Mart Stores, Inc. property; thence North 05 degrees 14'07" West and along the boundary of existing Wal-Mart Stores property for a distance of 100.00 feet; thence South 84 degrees 39'28" West and along the boundary of existing Wal-Mart Stores property for a distance of 226.25 feet to a point; thence North 11 degrees 28'30" West and along the boundary of existing Wal-Mart Store property for a distance of 279.92 feet to a point; thence North 78 degrees 31'30" East and along the boundary of existing Wal-Mart Stores property for a distance of 476.03 feet; thence North -1 degrees 16'45" East and along the boundary of existing Wal-Mart property for a distance of 366.54 feet to a point, said point


                                                        H.J. Porter & Associates

LEGAL DESCRIPTION/LAND SIZE - (CONTINUED)                                      5

     being on a curve and having a radius of 177.65 feet; thence South 48 degrees 45'06" East and along a curve for a chord distance of 102.82 feet to a point; thence North 38 degrees 41'14" East for a distance of 58.88 feet to a point; thence North 60 degrees 44'16" East for a distance of
     89.00 feet to the POINT OF BEGINNING. Said parcel containing 16.337 acres and having 711,653.8927 square feet.

     Less and except approximately 2.092 acres located in the northwest corner of the above description.

As indicated on the survey on the previous facing page, the property boundary lines are highlighted in yellow, and the excluded area is colored pink. The appraisal is subject to completion of a corrected survey of the property which will indicate a size of 14.245 acres, more or less.

As indicated previously, the subject property is one of fifteen shopping center to be included in a portfolio of retail properties which will be cross collateralized. The other shopping centers, included in the portfolio, are listed as follows:

================================================================================
     Greenbrier Station Shopping Center              Anniston, AL
     Clanton Marketplace                             Clanton, AL
     Betts Crossing Shopping Center                  Opelika, AL
     Opp Marketplace                                 Opp, AL
     Russell Crossing Shopping Center                Phenix City, AL
     29 North Shopping Center                        Cantonment, FL
     Nine Mile Plaza Shopping Center                 Pensacola, FL
     Parker Shopping Center                          Parker, FL
     The "Y" Shopping Center                         Panama City Beach, FL
     Mandeville Marketplace                          Mandeville, LA
     Brownsville Place Shopping Center               Brownsville, TN
     Chicot Crossing Shopping Center                 Pascagoula, MS
     Delchamps Plaza                                 Long Beach, MS
     One Main Place                                  Moss Point, MS
================================================================================

AD VALOREM TAX ANALYSIS

The subject parcel is under the taxing authority of the Jefferson County Tax Assessor's Office and is found on the tax rolls as:


Assessed to:        Newton, Oldacre, McDonald, L.L.C.
                    725 Main Street
                    Prattville, AL 36067

Parcel I.D. #:      01-38-30-2-001-001.000


                                                        H.J. Porter & Associates

AD VALOREM TAX ANALYSIS - (CONTINUED)                                          6


Value:              Land:                      $466,530
                    Improvements:            $1,126,000
                                             ----------
                    Total:                   $1,592,530

Annual Tax:         $19,174.06

Due to the subject's recent completion, ad valorem tax values reflect a partially completed property. In order to estimate the subject's stabilized taxes, four shopping centers were analyzed on the basis of appraised value per square foot. The Jefferson County Tax Assessor appraises all properties in the county and applies the millage rate of the municipality where the property is located to the assessed value. The tax rate in the City of Bessemer, Jefferson County for commercial property is $6.02 per $100 of assessed value with an assessment ratio of 20% of appraised value.

The comparable properties used to estimate the subject's appraised value are illustrated in the following table.

=======================================================================================
Property Name                        Year         Size in          Total         Value/
                                    Built          Sq. Ft.         Value          Sq.
                                                                                  Ft.
=======================================================================================
The Plaza at Riverchase              1989          110,450        $7,545,110    $68.31
The Village on Lorna(*)              1986          133,417        $8,284,230    $62.09
The Village in Trussville            1982           70,932        $4,086,230    $57.61
Trussville Shopping Center           1992           74,190        $4,067,770    $54.83
=======================================================================================
(*)  Remodeled in 1995
=======================================================================================

The Tax Assessor's appraised value per square for the four comparables range from $54.83 to $68.31. Based on these comparables, the Tax Assessor's appraised value for the subject property is estimated to be $60.00 per square foot. From this estimate of value, the subject's taxes are calculated in the following table which shows the division of taxes between Winn Dixie and the remainder of the shopping center.

================================================================================
SUBJECT PROPERTY'S ESTIMATED AD VALOREM TAX
================================================================================
Shopping Center Area                 Total Area      Winn Dixie      Remainder
                                    ----------      ----------      ---------
Size - Square Feet                       95,591          44,000          51,591
Estimated Appraised Value
Per Sq. Ft                           $    60.00      $    60.00      $    60.00
                                     ----------      ----------      ----------
Total Estimated Appraised
Value                                $5,735,460      $2,640,000      $3,095,460
Assessment Ratio                          20.00%          20.00%          20.00%
                                     ----------      ----------      ----------
Assessed Value                       $1,147,092      $  528,000      $  619,092
Millage Rate                             0.0602          0.0602          0.0602
                                     ----------      ----------      ----------
Estimated Ad Valorem Tax             $   69,055      $   31,786      $   37,269
================================================================================


                                                        H.J. Porter & Associates

PURPOSE OF APPRAISAL/DERNITION OF VALUE                                        7

This appraisal is made for the purpose of estimating the market value of the leased fee interest in the subject property. Market Value is defined by the Appraisal Standards Board of the Appraisal Foundation in the Uniform Standards of Professional Appraisal Practice as:

          The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.   Buyer and seller are typically motivated;

2. Both parties are well informed or well advised, and acting in what they consider their own best interest;

3.   A reasonable time is allowed for exposure in the open market;

4. Payment is made in terms of cash in U.S. Dollars or in terms of financial arrangements comparable thereto; and

5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.


RIGHTS APPRAISED

The ownership interest in the subject property appraised is the "Leased Fee Estate." The Dictionary of Real Estate Appraisal. 3rd Edition. Page 204, defines Leased Fee Estate as, "an ownership interest held by a Landlord with the right of use and occupancy conveyed by lease to others. The rights of lessor "the leased fee owner" and the leased fee are specified by contract terms contained within the lease." A Lease Synopsis for each of the subject's 16 tenant leases is found in the Addendum.

                                                        H.J. Porter & Associates

                                      [MAP]


                                   County-Town
                                     ALABAMA


                               [GRAPHICS OMITTED]

AREA ANALYSIS - BIRMINGHAM, ALABAMA                                            8

The Birmingham Metropolitan Statistical Area (MSA) consists of four counties - Jefferson, St. Clair, Blount, and Shelby. Walker County, previously apart of the MSA, was dropped following the 1990 Census due to lagging population growth. The City of Birmingham, is the largest city in the MSA and the State, and an analysis of the subject's environment should begin with the City of Birmingham and the MSA in general. The four basic factors which must be considered in analyzing an area include:

               Physical and Locational Factors
               Economic and Financial Factors
               Political and Governmental Factors
               Sociological Factors

Each of these factors is discussed with conclusions as to their effect on the subject property.


PHYSICAL AND LOCATIONAL FACTORS

Birmingham is centrally located in Jefferson County within the north central portion of the State. The Birmingham SMSA was established in 1967 and included Jefferson, Shelby and Walker Counties. St. Clair County was added in 1973, and Blount County was added in 1983, with the SMSA being officially changed to MSA. Walker County was dropped in 1991 following the 1990 Census which indicated a decreasing population. The main city within this MSA is Birmingham, which is surrounded by over thirty municipalities in the original SMSA alone. The City of Birmingham's expansion by size and population has been stunted by the presence of the many surrounding municipalities.

Birmingham is served by four interstate highways, four federal highways and five state highways. The interstate system has been completed, with the final leg of I-20 to Atlanta having been finished in mid-1986, as well as I-65 to the north being completed within the same time period. The southern beltway of I-459 was completed in 1985, and the connection of the Elton B. Stephens Expressway (U. S. Highway 31) to Interstates 59/20 in the northern area of Birmingham was completed in late 1987. The only remaining portion of the system to be completed is the northern beltway portion of I-459.

Travelling distances to the following major southeastern cities are:

          Atlanta, Georgia              152 miles (East)
          Montgomery, Alabama            92 miles (South)
          New Orleans, Louisiana        354 miles (Southwest)
          Memphis, Tennessee            247 miles (Northwest)

                                                        H.J. Porter & Associates

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)                                9

Birmingham is located in the foothills of the Appalachian Mountains, which creates a great diversity in topography, varying from nearly level to very steep. This topography has played a substantial role in the development of the area as well as influencing land utility and values. The climate in the area is fairly typical for the southeastern United States, and does not act as an attraction or deterrent to local values. With the renewed energy consciousness, the "Sun Belt" area has experienced an increasing demand and should continue to do so.

Soils in the area are predominantly loamy clay formed in a sandstone and shale residuum. This soil is appropriate for most types of construction with little bearing problems. There are a number of underground streams in the area which, along with old mining shafts and limestone sinkholes, have caused some problems and must be addressed as to possible effects before construction or development is contemplated.


ECONOMIC AND FINANCIAL FACTORS

According to U. S. Census Reports, population trends in Birmingham and the MSA have been as follows:

================================================================================
YEAR           BIRMINGHAM       JEFFERSON CO          MSA          MSA % CHANGE
--------------------------------------------------------------------------------
1900             38,415           140,420            270,225           --
1910            132,685           226,476            465,294         +72.0%
1920            178,806           310,054            436,665          -6.0%
1930            259,678           431,493            571,044         +30.7%
1940            267,583           459,930            609,919          +6.8%
1950            326,037           558,928            708,721         +16.2%
1960            340,887           634,864            772,044          +8.9%
1970            300,910           644,991            794,083          +2.8%
1980            286,799           671,392            884,014         +11.3%
1990            265,968           651,525            907,810          +2.7%
================================================================================

As noted above, since the early 1960s, the City of Birmingham has been on a downward population trend. Jefferson County showed small but increases through the 1980 count, with the 1990 count decreased to a level just above that of 1970. This trend has been witnessed in the central city areas of other large cities and is due to a combination of reasons.

Locally, the migration was originally caused by a number of reasons, including social unrest, air pollution and relatively lower land costs in nearby suburban areas. The social and pollution problems have been dealt with rather effectively, and as suburban sprawl has continued, the conveniently located suburban property has greatly increased in price. Along with these


                                                        H.J. Porter & Associates

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)                               10
conditions improving the relative desirability of the central city, a trend toward renovation of homes in the southern portions of the city and loft apartments in the mid-town area has been evident. It appears that the trend toward urban flight will continue, but at a slower pace than evident over the past years. The actual population statistics will also be improved due to the extensive annexation which has been undertaken by the City in the past 5 to 6 years.

The largest employers in Birmingham are the University complex (consisting of the University Hospital and the University of Alabama in Birmingham). The University of Alabama Birmingham and its Medical complex currently employ 12,193 individuals with an annual payroll of $282 million. The total number of jobs attributable to the presence of UAB is 43,500, resulting in personal income of $477.4 million. The most notable expansion of the UAB Medical complex is the Health Services Foundation in Birmingham Midtown Section. The development which is located between 20th & 21st Streets South along Sixth & Seventh Avenue's contains 380,000 (plus or minus) S.F. Other large employers include the United States Government, the Jefferson County Government, the City of Birmingham, Alabama Power Company, BellSouth Telephone Company, and the regionally strong SouthTrust, AmSouth, Central, and Regions Banks.

The May 1997, figure for employment (non-agricultural) was 452,330 persons. Of this total, 20% are in goods producing and 80% are in service producing. This compares to the 1975 mix of 21.8% manufacturing and 78.2% in service and other categories. As this diversification continues, the economic base will further broaden and lessen the overall effect of an economic slowdown in any one industry. The unemployment rate for the Birmingham MSA was 2.8%, which compares favorably with the State level of 4.6% and the National level of 4.8%.

Birmingham is well located in regard to distribution by way of the aforementioned highways and also the five major rail lines and the expanding municipal airport. Birmingham is the only southeastern city east of the Mississippi River to be served by five rail lines. The municipal airport has had several expansions over the past ten years and provides good air travel to numerous cities throughout the United States. The airport, in combination with the interstate network, rail system, and Birmingport (the port northwest of Birmingham accessible via the Black Warrior River and the Locust Fork River), make Birmingham readily accessible. Birmingham Port provides the Birmingham MSA access to the Tenn-Tom Waterway which has not met its full potential at this time.

In early to mid 1980s office construction was the main commercial area in which a significant amount of new construction took place. This led to an continuing oversupply of modern office space which made the competition for tenants keen. The overall Birmingham office market is currently balanced as occupancy figures are at 89% for the 4th quarter of 1996. The suburban office market for Clas A space, with an occupancy rate of 92.9%, is experiencing excess demand. Local developers are responding with announced plans for new construction at Grandview Corporate Park and at Liberty Park.


                                                        H.J. Porter & Associates

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)                               11

The multi-tenant industrial market is also in balance. According to the 1996 Eason, Graham, and Sandner Report, an annual survey of Commercial/Industrial properties in the Birmingham area, there was a total of 8,514,592 square feet multi-tenant warehouse space with an overall occupancy rate of 88.4%. Office/Warehouse and service center space is in balance, while bulk distribution space is experiencing a slight oversupply. Demand continues to grow for industrial space. During 1995, a total of 182,070 square feet of industrial space was absorbed.

The Cities of Homewood and Birmingham jointly purchased 1,595 acres of land from Mead Land Services, (historically, one of the largest land owners of Jefferson County), in April of 1984. This acreage is west of Homewood in the general West Oxmoor area and is being developed as a Research and Development Industrial Park by Southern Research Institute. This land is the first industrial acreage of this size made available to either city and should brighten Birmingham's prospects for drawing large facilities needing vast amounts of land area. In addition to this land, another 4,000 acres in Oxmoor Valley is being developed as a research and development park. This is one of the fastest growing industrial areas of Birmingham.

The housing market has been up and down during the early 1990s a a direct reflection of local and national interest rates. However, for the last two years, the low mortgage interest rates has created a relatively strong market for housing. All sectors of the housing market have been affected favorably. Single family detached housing has been the area of greatest growth. Zero lot line developments have also received a strong growth push. Investment in apartments have also been strong. However, the change in tax laws has had an impact on the investment profile for apartments as well as other income producing real estate. The one area of the housing market that has had the least growth is the condominium market. The lower interest rates may have allowed potential condominium buyers to purchase the higher priced single and zero lot line housing. Whatever the causes, condominium sales (all price ranges) have been especially slow for the past several years.

Presently, there are approximately 47,500 apartment units in the Birmingham area. Of this amount, approximately 25% are in the "Over the Mountain" area. The majority of these properties represent a fairly plain or "Vanilla" product, with a basic amenity package. The Birmingham area has traditionally seen a garden/flat type of product, with a very small percentage of townhomes. Rents have historically been very reasonable due to the legacy of Birmingham as a "blue collar town." The Birmingham Apartment sub-market geographical concentrations include the following areas: Center Point Highway 75 and Springville Road, Valley Avenue and Greensprings Highway, and Lorna Road. These areas are presently experiencing occupancy levels in the 90% range. The Southern Jefferson County sub-markets historically reported occupancy levels between 95% and 99%.

                                                        H.J. Porter & Associates

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)                              12

The Birmingham Retail Market is best analyzed through total retail sales. The most recent information available is as of the end of 1996. The total taxable retail sales within the Jefferson County and Birmingham MSA are as follows:

================================================================================
       Year               Jefferson County               Birmingham MSA
--------------------------------------------------------------------------------
       1985                $4,521,135,000                $5,360,458,000
       1986                $4,758,899,000                $5,670,057,000
       1987                $4,822,225,000                $5,797,096,000
       1988                $4,874,436,000                $5,902,800,000
       1989                $4,727,061,000                $5,839,249,000
       1990                $4,815,721,000                $5,990,706,000
       1991                $4,745,723,000                $5,931,182,000
       1992                $5,679,566,000                $7,067,370,000
       1993                $6,079,848,000                $7,591,790,000
       1994                $6,587,338,000                $7,776,310,000
       1995                $6,877,949,000                $8,151,911,000
       1996                $7,007,714,000                $8,382,105,000
================================================================================

The retail sales figures indicate a return to a steady annual increase in retail sales volume. The continued expansion outward from the Birmingham area, and the opening of large shopping centers, such as the Brook Highland Plaza along the 280 Corridor and the new Wildwood North Centre should improve the overall retail sales levels for the MSA.

Utilities are amply provided for by a number of public systems with Southern Natural Gas providing supplies to Alabama Gas Company and several municipal suppliers. The Birmingham Water Works Board provides most of the water supply in the area with some private firms and out lying municipalities providing supplies. Sewage disposal is a problem in that the Environmental Protection Agency had, at one time, greatly curtailed the expansion of sewer tapons which affected development plans throughout the area. This curtailment has been partially lifted with the net result being an enhancement of continued development as evidence by the vast amount of new construction in the area. Alabama Power provides most of the electrical power to the area with TVA power available in a few areas through municipal systems.

One of the most important economic and financial factors to impact the Birmingham MSA was construction of German auto maker Mercedes-Benz assembly plant for sport utility trucks in Vance, Alabama. Vance is located just south of Interstate Highway 59/20 in Tuscaloosa County approximately 15 miles south west of Birmingham. The plant started production in June 1997 and employs approximately 1,500 workers. Mercedes-Benz has identified thirty one major subcontractors who will supply materials and parts for assembly of their vehicles. Due to the


                                                        H.J. Porter & Associates

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)                               13

"on time" manufacturing system used by Mercedes-Benz, many of these subcontractors have built manufacturing facilities within close proximity to the Mercedes-Benz plant.

The most likely impact that the Mercedes-Benz plant will have on the Birmingham MSA will be an increase in demand for warehouse storage, single and multi-family residential dwellings, and retail facilities. With the long range development plans for the Oxmoor Valley, the substantial amount of vacant land south of Interstate .459 west of Hoover, and Hoover's aggressive annexation of surrounding land which is now limited on their north, east and south sides, there may be a major shift in residential development to the south west area of Birmingham away from the US Highway 280 and 31 Corridors. Hoover has one of the best school districts in the Birmingham MSA, and the demand by area residents to be in this school district has provided much of the impetus for their aggressive annexation program.


POLITICAL AND GOVERNMENTAL FACTORS

The City of Birmingham is effectively governed by a mayor-council government. The surrounding cities each have their own governments as do each of the counties. Each municipality provides police and fire protection with most rated from average to good.

The Birmingham MSA has the services of the Birmingham Regional Planning Commission, a locally and federally funded commission which assists in the long range planning for the area as well as studying population, employment, and other factors within the area. This commission has met with a mixed success in its acceptance by the municipalities. Each municipality effects its own zoning controls, as does Jefferson County in the unincorporated areas. Outlying areas in the other counties have no zoning. To date, there have been no inordinately restrictive policies implemented in the area.

The Cities of Birmingham, Vestavia and Hoover have been on aggressive annexation drives with Birmingham extending its limits down Highway 280 into North Shelby County. Hoover, which already included Riverchase Planned Community, has recently taken in the well established Inverness Planned Community as well as the new Greystone Development, both of which are in North Shelby County.


SOCIOLOGICAL FACTORS

Birmingham has a number of cultural and recreational outlets. Included among these are the Birmingham-Jefferson Civic Center complex which features a 100,000 square foot exhibition hall, a 3000 seat concert hall, a 100 seat theater and a 20,000 person capacity coliseum. A wide range of events are available, ranging from symphony concerts and ballet to ice hockey,


                                                        H.J. Porter & Associates

AREA ANALYSIS - BIRMINGHAM, ALABAMA (CONTINUED)                               14

basketball, rodeo and rock concerts. There are a number of fine eating establishments and night clubs in the area as well as other recreational outlets.

The reputation of Birmingham has improved greatly since the social unrest of the early 1960s. Positive steps have been made to reduce this unrest with only occasional incidents arising at the present time. The air quality has been greatly improved with the modernization of the steel industries and the closing of older, outmoded operations. The life styles of Birmingham have become more diversified than in the past, with enough recently developed and proposed projects to accommodate this vibrant and changing area. The urban areas are being revitalized with new construction and restoration projects providing new housing, shopping and work areas in the core areas of Birmingham. In addition, the suburban areas are ever-changing, partly as a result of the overall growth patterns being southward and east/northeast from downtown Birmingham, and partly as a result of the recently completed sections of the interstate systems.


CONCLUSION

Birmingham, originally founded on the production of steel, has become a diversified city with a fairly broad economic base. The cultural, recreational and educational environment of the City is good & continually improving. Birmingham has, economically, a broad base and a fairly large number of middle to upper middle income families. There is a wide range of incomes, as would be expected in a city of its size, which provides an ample supply of labor and middle and upper level management. Birmingham, a stable to improving area, is attractive to investment capital and is a city which is working on improvement, making it more desirable as a location for real estate investments.


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS                                                         15

The term neighborhood is defined in "The Appraisal of Real Estate" 10th Ed. at page 172 as "a group of complementary land uses." The four basic factors which must be considered in analyzing a neighborhood or district, as in an area analysis are:

          Physical and Locational Factors
          Economic and Financial Factors
          Political and Governmental Factors
          Sociological Factors

Each of these factors is discussed briefly with conclusions as to their effect on the subject property.

PHYSICAL AND LOCATIONAL FACTORS

The subject property lies south of Interstate 20/59 in Bessemer, Alabama, between I-20/59 and Academy Drive within the city limits Bessemer. The neighborhood boundaries are best described as Valley Creek to the north, Morgan Road to the East, Shades Creek to the south, and the city limits of Bessemer to the west.

Valley Creek to the north, provides a distinct physical boundary between the cities of Bessemer and Hueytown. Along the creek lies several institutional, industrial, and special use sites which are in distinct contrast to the residential areas of Hueytown and Bessemer located to the north and south.

Morgan Road, east of the subject, is a major secondary road running north to south through southwest Jefferson County. This highway, known as County Road 52, is a major thoroughfare from North Shelby County and the Helena area to the City of Bessemer.

Shades Creek, which is located south of the subject neighborhood, divides the rural residential communities of McCalla and McAdory from the more rural and sparsely populated areas of southwest Jefferson County. Shades Creek is one of the larger and more notable water sources in Jefferson County and has historically been recognized as a physical landmark.

To the west of the subject property past Interstate 20/59 is a large area of Bessemer set aside for industrial development. This area is largely undeveloped with the exception of the now vacant IRECO, Inc. explosives plant along Powder Plant Road. Currently a private developer is establishing a new industrial park within this property which contains 300 acres. This area divides the industrial area of west Bessemer from rural Jefferson County.

Interstate 20/59 is a major east-west linkage, while I-459 is the primary bypass running south of Birmingham. The western terminus of I-459 is located one mile south of the subject site


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           16

where I-20/59 and I-459 connect. The subject site is located about ten minutes from the central business district of Birmingham via Interstate 20/59.

U.S. Highway 11 is the primary north-south traffic artery for local traffic through the subject neighborhood. U.S. 11, which roughly parallels Interstate 59, is a major U.S. highway linking portions of the Southeast to the Mid-Atlantic states. Most commercial development in the area has taken place along U.S. 11. Land use is varied and includes institutional as well as commercial use. Bessemer State Technical College and Bessemer Carraway Hospital are all located along this highway.

U.S. 11 connects with Academy Drive just north of the subject, and Academy Drive connects with County Road 20 about one half mile south of the subject site. County Road 20 is a secondary traffic artery that runs parallel to U.S. 11 and contains an variety of developments which include residential subdivisions, two schools a Reserve Military Installation, the local YMCA, and several industrial sites.

The subject neighborhood is in the growth period of its life cycle due primarily to the development of the Mercedes Plant. This is evident by the development of the subject property and the adjoining Wal Mart. Other evidence includes a 136 unit apartment complex under construction called Flint Hill Pointe which is located just north of the subject property.

Another development in the area that will have a significant impact on the subject property and the neighborhood is Vision Land Theme Park, which will be comparable to Atlanta's Six Flags and similar theme parks. The park, which is under construction, is located just north of I-59/20 approximately 1 mile from the subject. Vision Land is being developed jointly by several local cooperating governments and local industries with bond financing provided by the Alabama State Legislature.

The current period of grow was predicated by a period of overall decline as the american steel industry experienced a sharp contraction over the past two decades. Bessemer which historically has been regarded as a blue-collar steel town is poised to benefit from renewed interest by domestic and world industry in the Southeastern United States and the Birmingham market.

Despite the relatively poor condition of certain neighborhoods within the City of Bessemer, residential areas outside of the main downtown area, like the subject's, have remained desirable with a stable pattern of growth and renewal. Residential development characteristics in the subject's immediate area are best classified as moderate income, with home prices in the $40,000 to $120,000 range. The average age of area housing is about 25 years.

General land use trends have shown that most commercial development in the area has taken place along the main throughway of U.S. 11 as well as the areas adjacent to Interstates 20/59 and 459. The subject is no exception though it is located further south than the bulk of the current commercial and retail space along U.S. 11 in Bessemer.


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           17

Most retail and commercial space in Bessemer is located north of the subject along US Highway 11. Within three miles of the subject are several neighborhood shopping centers and unanchored strip centers, some of which have a complement of typical out-parcels with various road service tenants (fast food, branch banks, etc.). Tenants for some of these centers include Big Lots, and Eckerd located at West Town Plaza (Wal Mart was previously located here); K-Mart, Food Giant, and Big-B Drug at Bessemer Plaza; and Bruno's Food and Pharmacy located at West Lake Mall. These shopping centers range in age from ten to twenty years. There is also an older free standing Food World store just north of Bessemer Technical College. While these food and drug stores will compete with the subject's Winn Dixie and Drugs for Less, their local shop space is far less desirable than the subject's and will not effective compete. Several of the subject's shop space tenants were previously located in these older centers.

In addition to area's commercial development is a small industrial park which was constructed across the interstate from the subject site. The infrastructure of the property has been developed with roads, water, sewer, and power all being added. No companies as of yet have located within the site. It was reported that the site was developed several years ago but no lots have been sold.

The topographic features of the neighborhood range from relatively level near the subject site to rolling. Most commercial development has been undertaken on land with a level to below grade character similar to the subject's.

Based on an inspection of area flood maps the subject site is not located in a flood prone area. The applicable maps include FEMA Flood Insurance Rate Maps with community panels numbered; 010217 0582 B, 010217 0601 B, 010115 0007 B, and
010115 0008 B. The only area in the vicinity of the subject site located in a flood hazard zone is the area adjacent to Five Mile Creek two miles west of the subject.

Utilities available to the area are serviced by major providers such as the City of Bessemer and Alagasco. These utilities include electricity, gas, telephone, water, sewer, and cable television.


ECONOMIC AND FINANCIAL FACTORS

Based on information gathered from data published by the Birmingham Planning Commission, several demographic trends have been noticed. First, the overall population of the subject's South Bessemer region (BPC district 18) has increased significantly over the past twenty years. According to 1990 U.S. Census figures the planning district population was recorded at 19,388 up from 17,990 in 1980. The total rise in population in 1990 was 1,398 persons, an increase of 7.8%. However, the increase in population has mainly been observed in the areas located outside the city of Bessemer, with a relative decrease in population for the subject's immediate area.


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           18

The population growth of certain areas within the district have reached proportions greater than 35%. The tremendous growth of the unincorporated areas of Jefferson County south of Bessemer should have a positive effect on the subject property. The properties convenient location along Interstate 20/59 should prove to provide a needed service to the rapidly expanding population south of the subject.

The second most important trend is an overall increase in employment as recorded for the years 1984 to 1991. The rates of employment for the Bessemer area differ though in aggregate show a decided increase. The centrally located areas of Bessemer have shown an overall employment increase of 22%. Most notably the areas south of Bessemer have demonstrated the greatest increase, with an overall rate near 60%.

One may conclude that the Bessemer area is still a viable place for new development. However, it is noted that the area is in a period of transition from a residential/industrial to commercial community in the central part of the city to a more populated residential community to the south. This transition should prove to benefit the subject property as people migrate to the areas in Southwest Jefferson County.

As indicated previously, there are several food and drug anchored neighborhood shopping centers and two free standing supermarkets that will compete with the subject's anchor tenants. The first competing property is the large Bruno's Food and Pharmacy located 2.5 miles north at the West Lake Mall. This supermarket is attached to the 324,000 Sq. Ft. mall and fronts U.S. 11 providing excellent visibility from the road. The property was constructed in 1970 and has been renovated within the last four years. Bruno's purchased the mall in 1991 for $1,750,000.

Across from the West Lake Mall is the Bessemer Plaza, which is anchored by K-Mart, Food Giant, and Big-B Drugs. This shopping center contains a total of 157,800 square feet of space and was constructed in 1971 and renovated in 1990. Due to the topography of the site, which is mostly below grade, and the angular layout of the buildings, the property suffers from poor visibility.

Located further south along U.S. 11 about 2.25 miles from the subject is the West Town Plaza shopping center. This neighborhood center includes a vacant Wal-Mart store (Wal Mart relocated next to the subject), Big Lots, and Eckerd Drug, as well as several thousand feet of shop space and several out-parcels. This property was developed in the early 1970's. Several of the subject's local tenants were previously located here.

Two free standing supermarkets are located within a three mile radius of the subject, both of which are located to the north. The first is a Food World store located 2 miles north on U.S. 11. The second is a large local supermarket located on 4th avenue about 3 miles north of the subject site. Both of these properties are more than ten years old.


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           19

Two new developments in the area will have a positive impact on the subject property. Wal-Mart recently completed a new super store adjacent to the subject site which contains in excess of 128,000 square feet.

The second important development is located south of the subject neighborhood. Birmingham Realty Company recently completed construction on a neighborhood shopping center on Morgan Road just south of I-459. This development includes a Winn-Dixie Supermarket, Big B Drugs, and small shop space. This is the nearest competing shopping center.


POLITICAL AND GOVERNMENTAL FACTORS

The subject site was annexed into the city of Bessemer in 1986, and is subject to the zoning jurisdiction of city government. The site which was rezoned on April 26, 1994 is currently zoned C-4, Commercial District. Bessemer's land use zoning restrictions are typical in that they concentrate efforts to protect residential neighborhoods from encroachment by high density commercial development, and concentrate commercial developments along major traffic routes. The subject site is no exception, with its location along the major traffic flow areas along Interstate 20/59 and U.S. 11. Industrial and agricultural development has historically been limited to the less populated areas of the city and county, which is evident in the subject neighborhood.

Property taxes for real estate located in the city of Bessemer are higher than those assessed for property in the unincorporated areas of Jefferson County. The subject is no exception with the property located within the city of Bessemer taxed at a higher rate than properties located in the county. Other taxes apply to the property as well. Bessemer sales tax is currently 8%. The city occupation tax is 1%.

Schools which serve the subject neighborhood are under the leadership of the City of Bessemer and Jefferson County. The two main secondary schools serving the area are Jess Lanier High School part of the Bessemer school district and McAdory High School in the Jefferson County school district. Additionally, Bessemer Faith Academy is a private school located just east of the subject.


SOCIOLOGICAL FACTORS

The immediate area of the subject neighborhood being adjacent to several stable middle income residential subdivisions should positively influence the subject property. Despite higher crime rates within the center city area of Bessemer the subjects location south of the central part of town should prove a desirable area for development.

The immediate area surrounding the subject site is a stable community where overall employment rates have increased over the past decade. The ease of access from the subject to


                                                        H.J. Porter & Associates

NEIGHBORHOOD ANALYSIS - (CONTINUED)                                           20

major traffic arteries, as well as its proximity to Birmingham, access to medical, educational, recreational, commercial, and employment centers, makes the subject neighborhood a viable place for retail development.


CONCLUSIONS

The subject property's convenient location just off Interstate 20/59 in the southern part of the City of Bessemer provides an excellent to benefit from the rapid growth taking place in Southwest Jefferson County. This growth is brought about by a combination of factors, such as a relatively low density of development, the availability of land, an overall increase in employment, and the development of the Mercedes-Benz plant 20 miles south of the subject. By all indications this trend should continue.

While there are significant commercial developments north of the subject, the continued decline in population of the central business district of Bessemer and the migration to the areas south of town should prove to have a positive effect on the subject property as homeowners and tenants look to locate in areas of continued growth.


                                                        H.J. Porter & Associates

                               [GRAPHICS OMITTED]

               [MAP OF WINN-DIXIE MARKETPLACE, BESSEMER, ALABAMA]

SITE ANALYSIS                                                                21

The subject property is located in the southwest quadrant of Interstate Highway 59/20 and Academy Drive in Bessemer, Alabama. As indicated in the site plan on the facing page, the subject property is irregular shaped. The individual site characteristics of the shopping center site are as follows:


Size:                                14.245 Acres

Shape:                               Irregular

Street Frontage:                     478.26 feet on Academy Drive

Curb-cuts:                           There are two curb cuts on Academy
                                     Drive and one for the adjoining Wal
                                     Mart property.

Excess Land:                         None

Topography:                          The site is now level. Prior to
                                     construction it was rolling.

Drainage/Flood
Hazard: Drainage is adequate. According to the FEMA Flood Insurance Rate Map, Community Panels # 010217 0582 B, 010217 0601 B, 010115 0007 B, 010115
                                     0008 B, the subject property is not
                                     located in a flood hazard zone.

Utilities:                           All utilities are available to the
                                     site.

Site Improvement:                    There are approximately 400,250 square
                                     feet of asphalt and concrete paving
                                     which accommodates 516 parking spaces
                                     and drive lanes. Other improvements
                                     include approximately 3,500 linear feet
                                     of concrete curb and gutters,
                                     approximately 1,740 linear feet of
                                     chain link fence, pylon sign, and
                                     parking lot light standards.


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1. Front view

2. North end shops

3. Anchor tenant

4. Anchor tenant

5. South end shops

6. South end shops

7. Rear - north end

8. Rear - Winn Dixie

9. Rear - South end

10. Academy Drive North view

11. Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1. Front view

2. North end shops

3. Anchor tenant

4. Anchor tenant

5. South end shops

6. South end shops

7. Rear - north end

8. Rear - Winn Dixie

9. Rear - South end

10. Academy Drive North view

11. Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                               SUBJECT PHOTOGRAPHS

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

1.   Front view

2.   North end shops

3.   Anchor tenant

4.   Anchor tenant

5.   South end shops

6.   South end shops

7.   Rear - north end

8.   Rear - Winn Dixie

9.   Rear - South end

10.  Academy Drive North view

11.  Academy Drive South view


                                                        H.J. Porter & Associates

                                                                              22
DESCRIPTION OF SUBJECT IMPROVEMENTS

The subject's improvements were completed and occupied in August 1996. The building contains 99,183 square feet of gross building area, and 95,591 square feet of stated leased area. The difference between gross building area and stated leased area is due to the Winn-Dixie lease. Their building contains 47,592 square feet but their lease states a demised area of 44,000 square feet, with the difference being the loading and rear storage areas. Other divisions of space include 18,000 square feet leased to Big B Drugs doing business as Drugs For Less, and 33,591 square feet of local/regional shop tenants.

Basic construction detail includes:

Roof: Built up tar and gravel over rigid insulation on metal decking.

Walls: Exterior walls are brick veneer over concrete block on the building front and painted concrete block on the sides and rear. Partition walls between tenant spaces are painted sheetrock on metal wall studs.

Canopy: Canopies are a combination of brick veneer, dryvit, and raised metal seam awnings built on brick and jumbo block columns.

Doors: Anodized aluminum store front doors. Interior (rest room) doors hollow core wood.

Windows: Anodized bronze aluminum store fronts with single glazing.

Floors: Reinforced 4" concrete slab with resilient tile cover.

Insulation:                Rigid insulation in built-up roof system.

Ceilings:                  Suspended lay-in acoustic tile with recessed
                           fluorescent light fixtures.

HVAC: Individual roof mounted electric central heating and cooling for each unit. Make unknown.

Plumbing:                  One or two-two fixture restrooms in each shop
                           space. The total building area is fully equipped with a fire sprinkler system.


                                                        H.J. Porter & Associates

HIGHEST AND BEST USE

Highest and best Use is defined in the Dictionary of Real Estate Appraisal, 3rd edition, page 171, as:

     "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are LEGAL PERMISSIBILITY, PHYSICAL POSSIBILITY, FINANCIAL FEASIBILITY, and MAXIMUM PROFITABILITY."

Based on this definition, consideration must be given to both the subject land site as if vacant, and the total property as improved.

HIGHEST & BEST USE - AS VACANT

PHYSICALLY POSSIBLE - The subject's total land area of 14.245 acres would support an office complex, a neighborhood shopping center with or without out parcel lots, apartment complex, industrial building or a combination of these uses. The shape and configuration of the site is well suited for a neighborhood shopping center. The site has sufficient area to allow these uses and provide sufficient area for parking.

LEGALLY PERMISSIBLE - The subject's zoning of C-4, does not restrict commercial development of the subject site.

FINANCIALLY FEASIBLE - The subject property is located in the southwest quadrant of Interstate Highway 59/20 and Academy Drive which is one of three interstate highway interchanges serving Bessemer. Interstate 459 intersects with I-59/20 approximately two miles southwest of the subject property. During the past three years five neighborhood shopping centers have been or are currently being constructed at or near major interstate interchanges in the Birmingham metro area. Birmingham Realty recently built a center at Morgan Road and I-459, and in 1994 they completed Oak Mountain Marketplace in Pelham near I-65 and US 31. Aronov Realty completed a K Mart/Western anchored center at Chalkville Mountain Road and I-59. RGS Properties recently completed centers in Moody at I-20 and US 411, and in Alabaster near I-65 and US 31. Lewis Investments is currently building a Winn-Dixie anchored shopping center at I-459 and State Highway 150 in Hoover. Adjacent to the subject site, Wal Mart recently completed a new super store which contains 128,000+/- square feet. The Wal Mart site has excess land which can accommodate future development. These areas, like the subject's area, are on the fringe areas of Birmingham's residential growth.

It would appear therefore, that the optimum use of the subject site would be for retail purposes.


                                                        H.J. Porter & Associates

HIGHEST AND BEST USE - (CONTINUED)                                            24

MAXIMALLY PRODUCTIVE - The maximally productive use of the subject property is a function of the density and development potential of the site. Due to the dynamic state of supply and demand for retail space in the subject's market environment, a build-out commensurate with successful leasing activity is most prudent. Most retail centers in the area are located at the intersection of two heavily travelled streets, like the subject's location.

Based upon the previous analysis, the highest and best use of the subject site, as vacant and available to be put to its highest and best use, is for a food and drug anchored neighborhood shopping center containing approximately 100,000 square feet of gross building area.


HIGHEST & BEST USE - AS IMPROVED

The use of the subject site currently, for a neighborhood shopping center and parking appears to be consistent with highest and best use as if vacant. Next focus shifts to the adequacy of the improvements for maximizing return.

PHYSICALLY POSSIBLE - The existing building on the subject site is well located on the subject site with parking conveniently located near the retail shops. The existing building's contribution to total value is substantial and appears to provide the highest return to the land. The quantity and quality of the improvements or total size and design of the building appears to be consistent with highest and best use.

LEGALLY PERMISSIBLE - The improvements in place on the subject property are consistent with the zoning restrictions.

FINANCIALLY FEASIBLE - No items were noted which would necessitate renovation or improvement to command a higher rental rate.

MAXIMALLY PRODUCTIVE - the subject's existing improvements appear to be consistent with the highest and best use of the subject land site as if vacant. Based on this analysis, the subject's neighborhood shopping center is considered to be the highest and best use of the property, as improved.


                                                        H.J. Porter & Associates

THE APPRAISAL PROCESS

The appraisal process is a procedure for estimating the market value of real property. This process involves gathering all pertinent information available from the market which may influence the value of the subject property. This data is then utilized in forming an estimate of value based upon the three generally accepted approaches to value. These three approaches are the Cost Approach, the Income Approach, and the Direct Sales Comparison Approach.


COST APPROACH

The Cost Approach is defined as that approach in appraisal analysis which is based upon the proposition that an informed purchaser would pay no more than the cost of producing a substitute property with the same utility as the subject property. It is assumed that the potential purchaser considers producing a substitute property with the same utility as the property being appraised. This analysis involves the cost to buyer of producing an exact replica of the subject property, in the same location and condition as the subject property, as of the effective date of the appraisal.

The application of the Cost Approach involves the following steps:

1. Estimating value of the site as if vacant and available to be put to its highest and best use.

2.   Estimating the reproduction cost new of the improvements.

3.   Estimating all elements of accrued depreciation.

4. Subtracting the total accrued depreciation from the reproduction cost new of the improvements (resulting in an estimate of the present worth of the improvements).

5. Adding the present worth of all the improvements (including site improvements) to the estimated site value.

6.   Rounding the figure to an appropriate indication of value.

The major limitations of the Cost Approach is its reliance upon an estimation of accrued depreciation. Generally, the older the property and the higher the estimate of accrued depreciation, the less reliable becomes the value indication from this approach. This is particularly critical in the valuation of older properties that normally incur greater amounts of depreciation. The Cost Approach is particularly appropriate when the property being appraised involves relatively new improvements which represent the highest and best use of the site or when the improvements are relatively unique or specialized and there is limited or a total lack of comparable properties which have sold recently.


                                                        H.J. Porter & Associates

THE APPRAISAL PROCESS - (CONTINUED)                                           26

INCOME ANALYSIS

The Income Analysis is defined as that procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present-worth figure through the capitalization process.

This analysis requires an estimate of market rent based upon comparable rent of leased properties. This rental estimate is a gross amount and all expenses to real estate are deducted. These expenses include vacancy and rent loss which, when subtracted from the gross income, produces the effective gross income. Other expenses include real estate taxes, management cost, insurance cost, and maintenance expense. If applicable, a reduction would also be made for services and utilities. All expense estimates are obtained from the market by comparison to similar structures.

After all expenses have been subtracted from the gross income, the resulting figure is the net operating income, which will be capitalized into value. The capitalization rate is derived from actual sales that have occurred in the market place. The sales are analyzed in order to estimate the net operating income of the property. After the net operating income is estimated, it is divided by the sales price to provide an indication of the overall capitalization rate. Capitalization rates can also be built up from the market factors considered most applicable to income-producing properties. After the net operating income and the capitalization rate are estimated, the net income is then capitalized into a value indication by the applicable capitalization technique.


DIRECT SALES COMPARISON APPROACH

The Direct Sales Comparison Approach is defined as that approach in an appraisal analysis which is based upon the proposition that an informed purchaser would pay no more for the property than the cost to him of acquiring an existing property with the same utility. Presumably, the potential purchaser considers the alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives that are available to him and then makes a rational decision based upon the information he has about those alternatives.

The application of the Direct Sales Comparison Approach involves selecting a number of competitive properties which have recently sold on the market. The information derived from this section is analyzed through an adjustment process which develops indications of what the competitive properties would have sold for if they possessed all the important characteristics of the subject property. These indications fall into a pattern surrounding one figure which, when appropriately rounded, is an indication of the market value of the subject property as of the date of the appraisal.


                                                        H.J. Porter & Associates

THE APPRAISAL PROCESS - (CONTINUED)                                           27

The reliability of this approach is dependent upon the availability and verification of the comparable sales data. The degree of comparability between the competitive properties and the subject, and the absence of non-typical conditions affecting the sales price of those properties are also important items that are considered. Therefore, this approach is particularly applicable when an active market provides sufficient quantities of reliable data which can be verified from authoritative sources.


RECONCILIATION ANALYSIS

The reconciliation analysis is an evaluation process where the appraiser carefully evaluates value indications from each of the three approaches. The reliability of each approach to the present appraisal problem is examined and weight is given to the accuracy, reliability, quantity of data available for use in each approach, and the approach in which the market participant typically has the greatest confidence.


                                                        H.J. Porter & Associates

                               [GRAPHICS OMITTED]

                                      [MAP]


                              COMPARABLE LAND SALES

LAND VALUE - DIRECT COMPARISON

To estimate value for the subject site, a comparison is made between the subject property and recent sales of similar shopping center sites in the subject market. Sales considered include:

Sale #1
Address/Location:                        Academy Drive @ I-20/59
                                         Bessemer, AL
Grantor:                                 Newton, Oldacre, McDonald, L.L.C.
Grantee:                                 Wal Mart Stores Inc.
Sale Date:                               11/11/1994
Sale Price:                              $2,444,000
Cash Equiv Price:                        $2,444,000
Terms:                                   Cash to Seller
Verified With:                           Charles Evans, Grantor (615)
                                         321-0973
Verified By:                             Harris Hollans, H.J. Porter &
                                         Associates
Date Verified:                           04/26/1995
Rights Conveyed:                         Fee simple title
Land Size:                               33.95 Acres; 1,478,862 Square Feet
Zoning:                                  C-4, Commercial District
Highest & Best Use:                      Commercial
Use At Sale:                             Vacant
Topo/Drainage:                           Level/Adequate
Access/Visibility:                       Good/Good
Utilities:                               All Public
Remarks:                                 This sale is the assemblage of three
                                         separate tracts divided as: 4.95 acre
                                         - $444,000; 17.5 acre - $950,000; and
                                         11.5 acre $1,050,000. This site has
                                         been developed with a 128,268 Sq.Ft.
                                         Wal Mart Store. There is excess land
                                         for future development.
Indicators of Value:                     PRICE PER ACRE:    $71,988


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    29

Sale # 2
Address/Location:                       Flintridge Road
                                        Fairfield, AL
Grantor:                                USX Corporation
Grantee:                                Home Depot USA Inc.
Sale Date:                              05/12/1994
Sale Price:                             $1,960,000
Cash Equiv Price:                       $1,960,000
Terms:                                  Cash to Seller
Recorded:                               Deed Book 1024 Page 890; Jefferson
                                        (Bessemer) County
Verified With:                          George Lander, USX Realty (205)
                                        783-2168
Verified By:                            Harris Hollans, H.J. Porter &
                                        Associates
Date Verified:                          04/05/1995
Rights Conveyed:                        Fee simple title
Land Size:                              17.5 Acres;         762,300 Square Feet
Zoning:                                 B-2, Business District
Highest & Best Use:                     Commercial
Use At Sale:                            Vacant
Topo/Drainage:                          Rolling
Access/Visibility:                      Good
Utilities:                              All Public
Remarks:                                This property was purchased for the
                                        development of a Home Depot store. The
                                        site was sold as is with the seller
                                        performing some required preparation of
                                        roads and driveways. No estimate was
                                        given for the cost of these
                                        improvements. An escrow of $750,000 was
                                        established to insure completion.
Indicators of Value:                    PRICE PER ACRE:     $112,000


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    30

Sale # 3
Address/Location:                       US Highway 11
                                        Trussville, AL
Grantor:                                Frances Hamilton, et al.
Grantee:                                Trussville Marketplace, LLC
Sale Date:                              11/02/1996
Sale Price:                             $1,149,997
Cash Equiv Price:                       $1,149,997
Terms:                                  Cash to Seller
Recorded:                               Instr.#1996 135593; Jefferson County
Verified With:                          Scott Holcombe, Arlington
                                        Properties, Grantee (205) 328-9600
Verified By:                            Harris Hollans, H.J. Porter &
                                        Associates
Date Verified:                          10/24/1996
Rights Conveyed:                        Fee simple title
Land Size:                              11.2 Acres
Zoning:                                 C-2, General Business District
Highest & Best Use:                     Commercial
Use At Sale:                            Vacant
Topo/Drainage:                          Gently rolling to level/Part located
                                        in Flood Zone A & B
Access/Visibility:                      Good/Good
Utilities:                              All public
Remarks:                                The City of Trussville agreed to
                                        provide a box culvert along the west
                                        side of the property to improve
                                        drainage. Cost estimated at $350,000.
                                        This property was annexed by the City
                                        and zoned commercial prior to sale.
                                        Based on a revised FEMA Flood Map,
                                        the property is not located in a
                                        Flood hazard zone. This map, however,
                                        had not been adopted at the time of
                                        sale. Drainage appeared average.
Indicators of Value:                    PRICE PER ACRE:     $102,678


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    31

Sale # 4
Address/Location:                       SE Quad. I-459 and Highway 150
                                        Hoover, AL
Grantor:                                Chichester Estate etal
Grantee:                                Lewis Investment Inc
Sale Date:                              05/08/1997
Sale Price:                             $2,125,000
Cash Equiv Price:                       $2,125,000
Terms:                                  Cash to seller
Recorded:                               Deed Book 9761 Page 701; Jefferson
                                        County
Verified With:                          Contract
Verified By:                            David Mullins, MAI
Date Verified:                          05/01/1997
Rights Conveyed:                        Fee simple title
Land Size:                              10.4 Acres
Zoning:                                 Commercial
Highest & Best Use:                     Commercial
Use At Sale:                            Vacant
Topo/Drainage:                          Rolling/Adequate
Access/Visibility:                      Good/Good
Utilities:                              All available
Remarks:                                This site is to be developed with a
                                        neighborhood shopping center anchored by
                                        Winn Dixie. The rolling topography
                                        required additional site work in order
                                        to develop the site.
Indicators of Value:                    PRICE PER ACRE:     $204,327


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    32

Land Sales 1 through 4 detailed above are compared to the subject's shopping center site and adjusted to the subject for notable differences. These adjustments are made in the adjustment grid below.


====================================================================================================================================
                                                     LAND SALES COMPARISON GRID
====================================================================================================================================
Comp. Number                          Subject                #1                  #2                    #3                    #4
Grantor                                            Newton et al           USX Corp.              Hamilton            Chichester
Grantee                                         Wal Mart Stores          Home Depot      Trussville Mktpl           Sulphur Spr
Location                           Academy Rd        Academy Rd       Flintridge Rd             US Hwy 11           I-459 & Hwy 150
                                 Bessemer, AL      Bessemer, AL       Fairfield, AL        Trussville, AL            Hoover, AL
------------------------------------------------------------------------------------------------------------------------------------
Cash Eq. Price                      SEE BELOW        $2,444,000          $1,960,000            $1,149,997            $2,125,000
Date of Sale                         08/04/97          11/11/94            05/12/94              11/02/96              05/08/97
Land Size Acres                        14.245             33.95               17.50                 11.20                10.400
====================================================================================================================================
Unadj.$/Acres                                           $71,988            $112,000              $102,678              $204,327
Unadj.$/Sq. Ft.                                           $1.65               $2.57                 $2.36                 $4.69
====================================================================================================================================
ADJUSTMENTS                                                  #1                  #2                    #3                    #4
Conditions of Sale                                       Normal              Normal                Normal                Normal
Net Adjustment                                               $0                  $0                    $0                    $0
Market Conditions                                         8.19%               9.70%                 2.26%                 0.72%
(Time) @                 3%/year
====================================================================================================================================
Preliminary Adj. Price                               $2,644,164          $2,150,120            $1,175,987            $2,140,300
====================================================================================================================================
PHYSICAL DIFFERENCES                                         #1                  #2                    #3                    #4
                         Location                          1.00                1.00                  1.00                  0.55
                         Topography                        1.00                0.75                  1.00                  1.00
------------------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                          1.00                0.75                  1.00                  0.55
====================================================================================================================================
Adjusted Price                                       $2,644,164          $1,612,590            $1,175,987            $1,177,165
====================================================================================================================================
Adjusted Price/Acres                                    $77,884             $92,148              $104,999              $113,189
====================================================================================================================================
                         Size                              1.32                1.07                  0.93                  0.90
====================================================================================================================================
Adjusted Price/Acre                                    $102,807             $98,598               $97,649              $101,870
====================================================================================================================================

No adjustments for financing, rights conveyed, or condition of sale were required. The comparable sales listed above were adjusted to the subject for:

Time: Considers an increase in value of 3% per year over the past several years. This is based on general trends as there were no sale-resales found with which to compare.


                                                        H.J. Porter & Associates

LAND VALUE - DIRECT COMPARISON (CONTINUED)                                    33

Location:      The subject is similar in location to sales 1, 2, and 3. Sale 4, which is located in one Birmingham's fastest growing residential areas at the intersection of two major highways, is superior to the subject. Based on a comparison with Sale 1, with consideration for size difference, Sale 4 was adjusted -45%.

Topography:    Sale 2 is superior due to seller paid site work. Based on a comparison with Sale 1, with consideration for size difference, Sale 2 was adjusted -25%.

Size: The subject contains 14.245 acres and the sales ranged in size from 10.4 acres to 33.95 acres. The comparables were adjusted to the subject based on the Dilmore Size Adjustment Program, a statistical analysis of the relationship of size and sale price per acre. The comparables were adjusted +32%, +7%, -7% and -10% respectively.

The comparable sales, after adjustment, ranged from $97,649 to $102,807 per acre with a mean adjusted sale price of $100,231 per acre. The subject is most comparable to Sale 1 in location and Sales 2 and 3 in size. Based on these adjusted sales, the subject site, as if vacant, is valued as:


               14.245 Acres @ $100,000     =     $1,424,500

                       Rounded                   $1,420,000


                                                        H.J. Porter & Associates

COST APPROACH TO VALUE

The cost factors used are from the Marshall Valuation Service, a national cost service indexed to the Birmingham market and found to be reliable and consistent with costs incurred by builders within the area. The cost factors from this cost service are inclusive of architect/engineering fees, construction period interest, contractors overhead and profit, and normal site prep costs. Excluded are site improvements such as paving, landscaping, etc., land costs, and indirect costs such as developers profit and permanent loan fees.

Calculations of total building reproduction costs are:


================================================================================
                            VALUATION - COST APPROACH
================================================================================
DIRECT COST
Estimated Replacement Cost New - [MARKET]
               Good Market Class "C" -Sec.13 Page 19
               Base Cost                         $56.83
               Sprinkler System                   $1.70
               Total Base Cost                   $58.53
               Area/Perimeter Adjust.       X      0.82
               Adjust to Current Cost       X      1.05
               Adjust Local Conditions      X      0.93
                                                 ------
Gr.Bldg Area                47,592 Sq.Ft.   X    $46.87 per Sq.Ft. = $2,230,637
Canopy @                    35% of Base Cost
                            3,075 Sq.Ft.    X    $16.40 per Sq.Ft. =    $50,430

Estimated      Replacement Cost New - [NEIGHBORHOOD SHOPPING CENTER]
               Average, Class "C" -Sec.13 Page 21
               Base Cost                         $46.08
               Sprinkler System                   $1.70
               Total Base Cost                   $47.78
               Area/Perimeter Adjust.       X      0.87
               Adjust to Current Cost       X      1.05
               Adjust Local Conditions      X      0.93
                                                 ------
Gr.Bldg Area                51,591 Sq.Ft.   X    $40.59 per Sq.Ft. =  $2,094,079
Canopy @                    35% of Base Cost
                            5,100 Sq.Ft.    X    $14.21 per Sq.Ft. =     $72,471
================================================================================
Total Replacement Cost New - All Structures                           $4,447,617
================================================================================


                                                        H.J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          35

INDIRECT COST

Indirect costs including developer's entrepreneurial profit and permanent loan fees are added to the subject's direct cost to estimate the total value of the subject property via the Cost Approach. Developer's entrepreneurial profit is added at 20% based upon sales of new shopping centers, discussions with Developers and Brokers, and with consideration given to the cross collateralization of the portfolio of retail properties to which the subject will be a part. Permanent loan fees are added at the amount typically charged by lenders - 2% of the loan amount (1% construction - 1% permanent).


ACCRUED DEPRECIATION AND OBSOLESCENCE

The subject's improvements were recently completed, and consequently, there are no items of deferred maintenance. Incurable physical depreciation is estimated using the economic age/life method and calculated as:

================================================================================
Total Building Replacement Cost New                                 $4,447,617
--------------------------------------------------------------------------------
Estimated Chronological Building Age                                         1
Effective Age                                                                1
Economic Life New                                                           40
Percentage Depreciation Effective Age / Life New)                         2.5%
--------------------------------------------------------------------------------
Dollar Depreciation - Incurable Long Lived Items
     $4,447,617          X         2.5%                               $111,190
================================================================================

Based on inspection of the subject property and its neighborhood, there is no functional or external obsolescence.

Site improvements are added at their depreciated values and the underlying vacant shopping center site land value is added as arrived at previously by comparison. The calculation of Value by the Cost Approach is presented in tabular form on the following page.


                                                        H.J. Porter & Associates

COST APPROACH TO VALUE - (CONTINUED)                                          36

=================================================================================================================
                                                CALCULATION OF COST
=================================================================================================================
DIRECT COST
Total Replacement Cost New - Structures (from prior page)                                             $4,447,617
Less Accrued Depreciation                                                                              ($111,190)
                                                                                                      ----------
Total Depreciated Cost New                                                                            $4,336,427
Add: Site Improvements                                               Percent         Depreciated
                                        Area       Cost / SF            Dep.                Cost
                                        ----       ---------            ----                ----
Asphalt Paving - SF                  400,250           $1.35              2%            $529,531
Concrete Curbs - LF                    3,500           $7.20              1%             $24,948
Chain Link Fence - LF                  1,740          $10.00              1%             $17,226
Site Prep and Infrastructure                                                            $400,000
Project Sign                                                                             $25,000
Landscaping                                                                              $25,000
                                                                                         -------
Subtotal                                                                                              $1,021,705
                                                                                                      ----------
Total Value - All Improvements                                                                        $5,358,132

INDIRECT COST
Entrepreneurial Profit                                   20% Cost+Land                $1,355,626
Title and Legal                                                                          $35,000
Permanent Loan Fees                                       2% of Loan Amt
Loan basis =                                             75% of Cost                    $101,672
Marketing/Lease Commissions                                                              $50,000
Miscellaneous                                                                            $75,000
                                                                                         -------
TOTAL INDIRECT COST                                                                                   $1,617,298
                                                                                                      ----------
TOTAL COST NEW                                                                                        $6,975,430
LAND VALUE (from prior section)                                                                       $1,420,000
                                                                                                      ----------
VALUE BY COST - At Completion                                                                         $8,395,430
                                                                                   (Rounded)          $8,400,000
=================================================================================================================


                                                        H.J. Porter & Associates

                               [GRAPHICS OMITTED]

                                      [MAP]

                               COMPARABLE RENTALS

================================================================================
                                STATE OF ALABAMA

                              [ALABAMA GREAT SEAL]

                             This is to certify that

                                DAVID P. MULLINS

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.


LICENSE NUMBER:  G00008                    [/s/ ILLEGIBLE]  Executive  Director
EXPIRATION DATE: SEPT. 30, 1997            ALABAMA REAL ESTATE APPRAISERS BOARD

================================================================================

INCOME APPROACH TO VALUE                                                      37

As a primary approach to value for the subject, the estimated net operating income is capitalized into a value estimate by use of an overall capitalization rate. In arriving at a net operating income, consideration is given to rentals and expenses which are incurred in the operation of the property.


POTENTIAL GROSS INCOME

The subject property is anchored by Winn Dixie Marketplace containing 44,000 square feet of stated leased area, and Drugs for Less with 18,000 square feet. There are 33,591 square feet of non-anchored shop space leased to 16 tenants on lease terms ranging from 3 to 5 years and rental rates ranging from $9.50 to $13.00 per square foot with an average of $11.65. There is one vacant shop containing 1,200 square for which Mail Boxes Etc. has signed a letter of intent to lease at $13.00 per square foot on a 4 year term. Found in the Addendum is a Lease Synopsis for each of the subject tenants.

In order to determine if the subject's local shop space rents are competitive and market oriented, and to estimate their market vacancy, four comparable neighborhood shopping centers were inspected, surveyed, and compared to the subject. Like the subject, all four comparables are located at or near interstate highway exits within the Birmingham Metro area. Except for Flintridge Center, which was built in 1982, the comparable centers range in age from 2 to 5 years.

Comparable rentals considered for the subject's non-anchored space are shown on the following pages.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        38

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                               RENT COMPARABLE # 1


NAME:                    Flintridge Center
LOCATION:                East side of Wiebel Drive at I-20/59
                         Fairfield, Alabama
YEAR BUILT:              1982
SIZE:                    293,496 Sq.Ft.
ANCHORS TENANTS:         K Mart                        120,000 Sq.Ft.
                         Sears                          92,585 Sq.Ft.
                         Winn Dixie Marketplace         44,000 Sq.Ft.
LOCAL TENANTS:           Total local tenant space       36,911 Sq.Ft.
LOCAL TENANT RENT:       $10.00 - $15.00
OCCUPANCY:               68.8% of local shop space
REMARKS:                 This property is well located along a major
                         road in Fairfield and above grade with good visibility. There are three vacant shops, two of which have leases out for signature.
                         According to Zack Rolen, with Aronov
                         Realty, this center typically maintains 90% to 95% occupancy for local shop space, and the current vacancy is typical tenant roll-over space.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        39

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                               RENT COMPARABLE #2


NAME:                    Morgan Road Square Winn Dixie
LOCATION:                Bessemer, Alabama
YEAR BUILT:              1995
SIZE:                    68,440 Sq.Ft.
ANCHORS TENANTS:         Winn Dixie                     44,000 Sq.Ft.
                         Big B Drugs                     9,240 Sq.Ft.
LOCAL TENANTS:           Various local tenants          15,200 Sq.Ft.
LOCAL TENANTS RENT:      $10.50 - $12.00
OCCUPANCY:               100%
REMARKS:                 This center is located on Morgan Road at
                         its intersection with I-459. The majority of the shop space was pre-leased prior to completion and stabilized occupancy was achieved within three months.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                       40

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                               RENT COMPARABLE # 3


NAME:                    Oak Mountain Marketplace
LOCATION:                U.S. Highway 31 at AL Highway 119
                         Pelham, Alabama
YEAR BUILT:              1993
SIZE:                    74,193 Sq.Ft.
ANCHORS TENANTS:         Winn Dixie                     46,300 Sq.Ft.
                         Big B Drugs                     8,470 Sq.Ft.
LOCAL TENANTS:           Various local tenant           19,423 Sq.Ft.
LOCAL TENANT RENT:       $11.50 - $13.50
OCCUPANCY:               100% of local shop space
REMARKS:                 This is a new neighborhood shopping center
                         well located in North Shelby County.
                         Visibility is excellent with a good tenant mix.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        41

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

                               RENT COMPARABLE # 4


NAME:                    Trussville Shopping Center
LOCATION:                Chalkville Road
                         Trussville, Alabama
YEAR BUILT:              Fall 1992
SIZE:                    165,000 Sq.Ft.
ANCHORS TENANTS:         Anchor:                        91,266 Sq.Ft.
                                                        36,535 Sq.Ft.
                         Local Shop Space               37,199 Sq.Ft.
ANCHOR TENANTS:          Western Supermarket and K Mart
LOCAL TENANT RENT:       $10.00 - $12.00
OCCUPANCY:               100% of local shop space
REMARKS:                 This shopping center is located just off
                         Interstate 59. There are little or no
                         concessions offered. When concessions
                         are offered they are 1 to 2 months
                         rental abatement. There is no build-out
                         of tenant space. Leasing commissions
                         are 4% new tenants and 2% renewal
                         tenants.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        42

Rental rates for non-anchored shop space in the for comparable rentals range from $7.00 to $15.00 per square foot with most being in the $10 to $12 range. The subject's current rents appear to be competitive and market oriented.

As with most modern neighborhood shopping centers, shop space tenants pay their pro rata share of taxes, insurance, and common area maintenance. In addition to these expense contribution, most of the subject's local tenants pay 15% of CAM expense for administration, and several contribute $.05 per square foot for structural reserves, and one pays 5% of base rent for management fee.

The contract rent for Winn Dixie and Drugs For Less, like most signature stores, are a function of the development cost and negotiations between developer and tenant. The Winn Dixie rent at $6.95 per square foot, and Drugs For Less at $7.00 per square foot are within the range of similar food and drug tenant rental rates as illustrated in the following table.


================================================================================
Tenant              Location              Year        Size-Sq.Ft.    Rent/Sq.Ft.
================================================================================
Winn Dixie          Alabaster, AL         1993          44,000         $6.50
Winn Dixie          Panama City, FL       1993          44,000         $7.15
Winn Dixie          Moody, AL             1993          44,000         $7.00
Winn Dixie          Chalkville, AL        1994          51,250         $6.50
Winn Dixie          Alexander City, AL    1994          44,000         $6.75
Winn Dixie          Chattanooga, TN       1994          44,000         $7.05
Winn Dixie          Anniston, AL          1995          44,000         $7.70
Winn DIxie          Birmingham, AL        1995          44,000         $6.95
Winn Dixie          Mobile, AL            1996          51,282         $8.00
Winn Dixie          Dalton, GA            1996          44,000         $9.26
Winn Dixie          Trussville, AL        1996          44,000         $8.15
Winn Dixie          Mobile, AL            1997          44,000         $9.00
Winn Dixie          Mobile, AL            1997          44,000         $8.85
Winn Dixie          Fairhope, AL          1997          51,282         $9.25
================================================================================

================================================================================
Drugs for Less      Birmingham, AL        1993          18,000         $7.50
Harco Drugs         Birmingham, AL        1993          12,876         $5.95
Harco Drugs         Pell City, AL         1993           9,100         $7.50
Harco Drugs         Alabaster, AL         1993           9,100         $8.50
Big B Drugs         Chattanooga, TN       1994           8,470         $7.00
Harco Drugs         Tuscaloosa, AL        1994          10,160         $7.90
Drugs for less      Birmingham, AL        1995          18,000         $7.00
Revco               Dalton, GA            1996           8,450         $9.75
Harco Drugs         Mobile, AL            1997          10,125         $8.25
================================================================================


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        43

Drugs for Less will pay their pro rata share of taxes, insurance, and common area maintenance. Winn Dixie has their own identified parcel and directly pay all taxes, insurance, and building and grounds maintenance. Due to the nature of the Winn Dixie lease terms, which is non-terminable, their lease is considered a "Bond Lease."

Winn Dixie, Drugs For Less, and Cato leases call for percentage rents. It is unlikely that these tenants will reach a level of sales requiring percentage rent until they have become well established in this market. As such, no income from percentage rent is estimated.

The Potential Gross Income is the sum of the subject's contract rents plus expense reimbursements for the pro rata share of taxes, insurance, and common area maintenance, including administrative fee for some tenants as well as structural reserves and management fee for the following tenants. Expenses for these items are estimated in the Expense Analysis on the following pages. The following table shows the calculations of CAM Administrative Fee, Structural Reserves, and Management Fee for local shop tenants according to their leases.

================================================================================================
                       CAM Admin      Amount     St. Rev.      Amount     Management      Amount
================================================================================================
Alfa Insurance               10%         $72        $0.00          $0             0%          $0
American Gen.                15%        $142        $0.05        $105             0%          $0
Sally Beauty                 15%        $122        $0.00          $0             0%          $0
Natural Nails                15%         $81        $0.05         $60             0%          $0
Mattress Max                 15%        $286        $0.05        $212             0%          $0
Head Start                    0%          $0        $0.05         $60             5%        $780
Little Caesar                 0%          $0        $0.00          $0             0%          $0
Dollar Tree                  15%        $297        $0.00          $0             0%          $0
Cato                          0%          $0        $0.00          $0             0%          $0
Coin Castle                  15%        $108        $0.05         $80             0%          $0
Rent-A-Center                 0%          $0        $0.00          $0             0%          $0
Physical Therapy             15%        $122        $0.00          $0             0%          $0
Norwest Financial            15%        $182        $0.00          $0             0%          $0
Mail Boxes Etc.              15%         $81        $0.05         $60             0%          $0
================================================================================================
Category Totals                       $1,493                     $577                       $780
================================================================================================
Grand Total              $2,850
================================================================================================


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        44

The potential Gross Income is calculated in the following table.

===========================================================================================
POTENTIAL GROSS INCOME
Anchor Tenants
  Winn Dixie                     44,000  sq.ft. @    $6.95       =    $305,800
  Drugs for Less                 18,000  sq.ft. @    $7.00       =    $126,000
                                 ------                               --------
Subtotal                         62,000  sq.ft.                                    $431,800

  Non-Anchor Tenants
  Alfa Insurance                  1,600  sq.ft. @   $12.00       =     $19,200
  American General                2,100  sq.ft. @   $12.50       =     $26,250
  Sally Beauty                    1,800  sq.ft. @   $12.00       =     $21,600
  Natural Nails                   1,200  sq.ft. @   $13.00       =     $15,600
  Mattress Max                    4,230  sq.ft. @   $12.00       =     $50,760
  Head Start                      1,200  sq.ft. @   $13.00       =     $15,600
  Little Caesar                   1,600  sq.ft. @   $13.00       =     $20,800
  Dollar Tree                     4,400  sq.ft. @   $11.50       =     $50,600
  Cato                            4,770  sq.ft. @    $9.50       =     $45,315
  Coin Castle                     1,600  sq.ft. @   $11.00       =     $17,600
  Rent-A-Center                   3,400  sq.ft. @   $12.00       =     $40,800
  Physical Therapy                1,800  sq.ft. @   $12.00       =     $21,600
  Norwest Financial               2,691  sq.ft. @   $11.15       =     $30,005
  Mail Boxes Etc.                 1,200  sq.ft. @   $13.00       =     $15,600
                                 ------             ------            --------
Subtotal                         33,591  sq.ft.     $11.65  Avg.                   $391,330
                                                                                   --------
Total Rental Income              95,591  sq.ft.                                    $823,130

Expense Contributions
Drugs for Less                   18,000  sq.ft. @    $1.27       =      $22,860
Non-Anchor Tenants
  CAM Admin., St. Res., Mgt. (as previously presented)                   $2,850
  Taxes                          33,591  sq.ft. @    $0.72       =      $24,186
  Insurance                      30,191  sq.ft. @    $0.10       =       $3,019
  CAM                            33,591  sq.ft. @    $0.50       =      $15,116
                                                                        -------
Total Exp. Cont. on              51,591  sq.ft. @                                   $68,031
===========================================================================================
POTENTIAL GROSS INCOME                                                             $891,161
===========================================================================================


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        45

EFFECTIVE GROSS INCOME

Stabilized vacancy and collection loss is subtracted from Potential Gross Income to estimate the Effective Gross Income. Winn Dixie and Drugs For Less have extended lease terms and are considered credit anchor tenants. As such, no vacancy and credit loss is calculated on their income. Local shop space in the four comparable shopping centers ranged from 68.8% to 100% with the most comparable being in the upper end of the range. There is good demand for local shop space through out the Birmingham metro area. Vacancy and collection loss for the subject's non-anchored shop space is estimated to be 5%. of rent and expense reimbursements, and calculated as:


                    $891,161     Potential Gross Income
                     $21,825     Vacancy and Collection Loss
                    --------
                    $869,336     Effective Gross Income


OPERATING EXPENSES

After estimating Effective Gross Income, all applicable expenses are deducted to arrive at Net Operating Income. Being new, the subject has no operating history to examine. To estimate the appropriate expense levels, statements from similar shopping centers are analyzed. The expense comparables are presented on the following pages.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        46

COMPARABLE # 1


Project Name:                 Delchamps Plaza North
Location:                     McFarland & Watermelon Road
                              Tuscaloosa, AL
Year Built:                   1986                    GLA: 59,389 SF
Source:                       Year End Statement
Type Center:                  Neighborhood
Analysis Year:                1995                    Analysis By: DPM

     Item                       Total           $/SF                %PGR
     ----                       -----           ----                ----
Potential Gross Rent:         $459,768          $7.74              100.0%
Less Vac/Credit Loss:            $-603         $-0.01               -0.1%
                              --------         ------              -----
Effective Gross Rent:         $459,165          $7.73               99.9%
+ CAM/Reimbursements:          $41,120          $0.69                8.9%
+ Misc Income:                  $3,439          $0.06                0.7%
                                ------          -----                ---
Effec. Gross Income:          $503,724          $8.48              100.0%

     Item                        Total           $/SF                %EGI
     ----                        -----           ----                ----
Less Expenses:
 Management:                   $30,762          $0.52                6.1%
 Ad Valorem Tax:               $33,939          $0.57                6.7%
 Insurance:                     $4,915          $0.08                1.0%
 Administration Expense:        $1,391          $0.02                0.3%
 CAM:                          $41,892          $0.71                8.3%
 Miscellaneous:                 $8,765          $0.15                1.7%
                                ------          -----                ---
Total Expenses:               $121,664          $2.05               24.2%
                              --------         ------              -----
Net Operating Income:         $382,060          $6.43               75.8%
                              ========         ======              =====

Comments: Utilities expense included in CAM. Miscellaneous expense is non-pass through expense for building repair.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        47

COMPARABLE # 2


Project Name:                 Delchamps Plaza South
Lcation:                      Skyland Blvd.
                              Tuscaloosa, AL
Year Built:                   1986                    GLA: 108,903 SF
Source:                       Year end operating statement
Type Center:                  Neighborhood Shopping Center
Analysis Year:                1996                    Analysis By: LHH

     Item                        Total           $/SF                %PGI
     ----                        -----           ----                ----
Effective Gross Rent:         $751,676          $6.90                   %
+ CAM/Reimbursements:          $61,400          $0.56                   %
+ Misc Income:                    $300          $0.00                   %
                              --------         ------              -----
Effec. Gross Income:          $813,376          $7.47              100.0%

     Item                        Total           $/SF                %EGI
     ----                        -----           ----                ----
Less Expenses:
 Management:                   $42,686          $0.39                5.2%
 Ad Valorem Tax:               $39,174          $0.36                4.8%
 Insurance:                    $13,588          $0.12                1.7%
 Administration Expense:       $17,144          $0.16                2.1%
 CAM:                          $25,322          $0.23                3.1%
 Utilities:                     $6,564          $0.06                0.8%
 Miscellaneous:                 $5,071          $0.05                0.6%
                              --------         ------              -----

Total Expenses:               $149,549          $1.37               18.4%
                              --------         ------              -----

Net Operating Income:         $663,827          $6.10               81.6%
                              ========         ======              =====

Comments: Misc. Expense is travel and structural repair.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        48

COMPARABLE # 3


Project Name:                 Stratford Square
Location:                     East Boulevard
                              Montgomery, AL
Year Built:                   1987                    GLA: 121,236 SF
Source:                       Year End Statement
Type Center:                  Community Shopping Center
Analysis Year:                1995                    Analysis By: Philip Minor

     Item                        Total           $/SF                %PGI
     ----                        -----           ----                ----
Effective Gross Rent:         $771,843          $6.37                   %
+ CAM/Reimbursements:         $118,804          $0.98                   %
+ Misc Income:                    $412          $0.00                   %
                              --------          -----              -----
Effec. Gross Income:          $891,079          $7.35              100.0%

     Item                        Total           $/SF                %EGI
     ----                        -----           ----                ----
Less Expenses:
 Management:                   $43,173          $0.36                4.8%
 Ad Valorem Tax:               $47,541          $0.39                5.3%
 Insurance:                    $12,987          $0.11                1.5%
 Administration Expense:       $13,769          $0.11                1.5%
 CAM:                          $53,488          $0.44                6.0%
 Miscellaneous:                 $5,650          $0.05                0.6%
                              --------          -----              -----

Total Expenses:               $176,608          $1.46               19.8%
                              --------          -----              -----

Net Operating Income:         $714,471          $5.89               80.2%
                              ========          =====              =====

Comments: Miscellaneous expense includes $3,762 for on-site management, and $1,888 advertising and promotion.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        49

COMPARABLE # 4


Project Name:                 Corner Village
Location:                     Auburn, AL
Year Built:                   1978                   GLA: 62,510 SF
Source:                       Year End Statement
Type Center:                  Neighborhood Shopping Center
Analysis Year:                1995                   Analysis By: Philip Minor

     Item                        Total           $/SF                %PGI
     ----                        -----           ----                ----
Effective Gross Rent:         $260,657          $4.17                   %
+ CAM/Reimbursements:          $22,347          $0.36                   %
+ Misc Income:                     $83          $0.00                   %
                              --------          -----              -----
Effec. Gross Income:          $283,087          $4.53              100.0%

     Item                        Total           $/SF                %EGI
     ----                        -----           ----                ----
Less Expenses:
 Management:                   $10,663          $0.17                3.8%
 Ad Valorem Tax:               $21,172          $0.34                7.5%
 Insurance:                     $4,405          $0.07                1.6%
 Administration                 $3,556          $0.06                1.3%
 Expense:
 CAM:                          $25,305          $0.40                8.9%
 Utilities:                       $332          $0.01                0.1%
 Miscellaneous:                 $1,718          $0.03                0.6%
                              --------          -----              -----

Total Expenses:                $67,151          $1.07               23.7%
                              --------          -----              -----

Net Operating Income:         $215,936          $3.45               76.3%
                              ========          =====              =====

Comments: Miscellaneous expense is building repair and maintenance.


                                                        H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        50

As indicated previously, the subject has no operating history. The owner's pro forma indicated the following expenses:


                                   Management                 $.35  PSF
                                   Ad Valorem Tax              .42  PSF
                                   CAM                         .50  PSF
                                   Insurance                   .085 PSF
                                   Building Maintenance        .10  PSF
                                   Administration              .003 PSF

Based on these expense comparables and the owner's pro forma, the pertinent expense categories in appropriate amounts are estimated below. Because Winn Dixie is responsible for paying all operating expenses associated with their store, the following expense estimates reflect expenses for Drugs for Less and the non-anchored tenants only.

Management Fee:                    The management fee of the comparables
                                   properties ranged from 3.8% to 6.1%. As
                                   indicated previously, the subject property is one of fifteen shopping centers in a cross collateralized portfolio of retail properties under single management. Considering economies of scale, the subject's management fee is estimated at the low end of the range at 4% of effective rental income.

Ad Valorem tax:                    The subject's ad valorem tax, as previously
                                   discussed, is estimated at $37,269 per year.

Insurance:                         The subject property is covered under a
                                   blanket insurance policy, and being new, has no established premium. Based upon the expense comparables the cost of insuring the subject's improvements and the cost of liability insurance is estimated to be $5,000 per year or $.10 per square foot.

Common Area Maintenance:           Common area maintenance and repair expense is
                                   estimated at $23,000 per year or $.45 per square foot which is based on the comparables which ranged from $.23 to $.71 per square foot with an average of $.45 per square foot.

Structural Maintenance:            Structural maintenance is estimated to be
                                   $.10 per square foot for a total annual
                                   amount of $5,000. The comparables ranged from $.03 to $.15 per square foot with an average of $.07 per square foot. Owner's pro forma is $.10 per square foot.


                                                       H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        51

Administrative:                    This expense is estimated to be $1,000 per
                                   year or $.02 per square foot, and is based on the comparables which ranged from $.02 to $.16 with and average of $.09 per square foot. The subject's estimated cost is at the low end of the range due to reimbursement of CAM administrative fee.

Total operating expenses are estimated to be $91,180 per year or $1.77 per square foot for the Drugs for Less and non-anchor tenant space.


NET OPERATING INCOME

The subject's net operating income is calculated by subtracting the Operating Expenses from the Effective Gross Income and illustrated as:


                          $869,336 Effective Gross Income
                           $91,180 Operating Expenses
                          --------
                          $778,156 Net Operating Income


OVERALL CAPITALIZATION RATE

To estimate the subject's value via the Income Approach, the subject's stabilized net operating income is capitalized with an overall capitalization rate of 9.0%. The selected overall capitalization rate is based on several methods of capitalization rate development with consideration given to the non-terminable Winn-Dixie lease, and the cross collateralization of the subject property with the other fourteen shopping centers in the securitized portfolio of retail properties. The cap rate development methods, which are presented following the Income Approach Summary on the following page, includes rates extracted from comparable sales, recently published investor survey, and three methods using mortgage and equity positions which include the Ellwood, Band of Investment, and Debt Coverage Ratio Methods.

Rates extracted from the comparable sales, none of which had non-terminable leases, ranged from 9.57% to 10.20% with an average of 9.81% and the most recent sale being at 9.64%. Published rates from the Second Quarter 1997, Korpacz Real Estate Investor Survey for National Strip Shopping Center, ranged from 8.25% to 13% with an average rate of 9.84% which is similar to the market extracted rates. The mid range rates from the three mortgage/equity methods ranged from 8.90% to 9.14%. The rates developed with mortgage/equity factors reflect current conditions and declining interest rates. The criteria used for these methods was taken from the above investor survey and from interviews with mortgage brokers.


                                                       H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        52

The High, Middle, and Low average of the five methods of cap rate development are 10.25%, 9.31%, and 8.71% respectively. Based on this analysis and the above considerations, the subject's overall capitalization rate is estimated to fall between the Middle and Low range of the five methods.


ESTIMATED VALUE BY INCOME APPROACH

The subject's stabilized net operating income of $778,156 is capitalized with an overall capitalization rate of 9.0% for an estimated value of $8,646,178 which is rounded to $8,650,000. A summary of the Income Approach to Value is presented below.

================================================================================
POTENTIAL GROSS INCOME                                                  $891,161
Less Vacancy and Collection Loss
Non-Anchor Tenants       5%        Rent + Exp. Cont. =                   $21,825
                                                                      ----------
EFFECTIVE GROSS INCOME                                                  $869,336
                                                 % of         $ per
Less Expenses:                                   E.G.I.        S.F.
                                                 ------       -----
                 Management:        $19,911       4.0%        $0.39
                 Ad.Val.Tax         $37,269       4.3%        $0.72
                 Insurance           $5,000       0.6%        $0.10
                 CAM                $23,000       2.6%        $0.45
                 St. Maint.          $5,000       0.6%        $0.10
                 Administrative      $1,000       0.1%        $0.02
                                    -------      ----         -----
Total Expenses                                   10.5%        $1.77      $91,180
                                                                      ----------
NET OPERATING INCOME                                                    $778,178
Capitalized at                          9.0%                          $8,646,178
                                                                      ----------
TOTAL INDICATED VALUE - At Completion                     (Rounded)   $8,650,000
================================================================================
*    Rent-A-Center does not contribute to insurance.
================================================================================


                                                       H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        53

==========================================================================================
Property Capitalization
Rate Justification
==========================================================================================
PROPERTY:  59 West Shopping Center
ADDRESS:   Bessemer, Alabama
DATE:      August 4, 1996
                                                  Pessimistic    Most Likely    Optimistic
                                                  -----------    -----------    ----------
                                                  ----------------------------------------
1. Market extracted rates for                          10.20%          9.81%         9.57%
           similar local properties               ----------------------------------------

                                                  ----------------------------------------
2. Recent published cap rates                          13.00%          9.84%         8.25%
           used by institutional investors        ----------------------------------------

3. Ellwood method calculated rates
     11.55% = Eqty yield before tax (Korpacz)
% Property appreciation (income) over hold period =    -5.00%          0.00%         5.00%
        75% = Mortgage percent of value
      7.75% = Mortgage interest rate
       20.0 = Mortgage term in years
       10.0 = Investment holding period
      9.85% = Rm = Mortgage constant
      14.4% = Rmp = Mortgage constant over holding period
      31.6% = P = Percent of mortgage paid off over hold period
       5.8% = SFF = Sink fund factor
      37.2% = J factor                            ----------------------------------------
                            Calculated cap rate =       9.36%          8.90%         8.45%
                                                  ----------------------------------------

4. Band of Investment Method
                       Mortgage percent to value       70.00%         75.00%        80.00%
                               Mortgage constant       10.35%          9.85%         9.35%
                         Equity percent to value       30.00%         25.00%        20.00%
                          Eqty cash on cash rate        8.00%          7.00%         6.00%
                                                  ----------------------------------------
                             Calculated cap rate        9.65%          9.14%         8.68%
                                                  ----------------------------------------

5. Debt Coverage Ratio Method
                       Req'd debt coverage ratio         1.25           1.20          1.15
                       Mortgage percent to value       70.00%         75.00%        80.00%
                               Mortgage constant       10.35%          9.85%         9.35%
                                                  ----------------------------------------
                             Calculated cap rate        9.06%          8.87%         8.60%
                                                  ----------------------------------------

==========================================================================================


                                                       H.J. Porter & Associates

INCOME APPROACH TO VALUE - (CONTINUED)                                        54

================================================================================
                                Explanatory Notes

                          Capitalization Rate Evidence

The accompanying chart illustrates 5 different sets of data or evidence as to appropriate current property capitalization rates.

          Item # 1 Reflects the current range in capitalization rates in the local market based on actual sales - this information is historical in nature although there has been a fairly consistent pattern evident in this market over the years.

          Item # 2 Reflects actual cap rates used by large financial institutions in the acquisition and financing of major real estate projects. These rates are also historical in nature, but are based on properties of a magnitude atypical in this market area. Properties that would appeal to at least a regional and perhaps a national market of potential buyers.

          Item # 3 Reflects a calculated cap rate utilizing the Ellwood model based on future expectations in income and property value growth and equity yield rates - explicit input assumptions are listed. This method is compelling when market mortgage and equity yield returns are predictable and property and income changes can be reliably predicted.

          Item # 4 Analyzes required capital outlays to service both the debt (ie mortgage payment) and the equity (cash on cash or before tax cash flow or equity dividend). The weighted average of these required returns is, by definition, equal to the capitalization rate. It should be noted that the mortgage interest rate and equity yield rate are NOT part of this calculation.

          Item #5 Provides another method often used by lenders. The debt coverage ratio is a factor equal to the net operating income divided by the annual debt service - in other words, it is an estimate of the "cushion" or excess of net operating income over and above debt service. The calculated cap can be solved for by the following formula R(o) = R(m) X DCR X M.

The actual cap rate used by appraisers in this analysis is bracketed by this information. Further, this chart illustrates the implicit market expectations of the various investment parameters that are reflected by the specific capitalization rate used.
================================================================================


                                                       H.J. Porter & Associates

MARKET APPROACH                                                               55

To estimate the subject property's value by market comparison, a direct comparison is made with actual sales of other neighborhood shopping center properties. These sales are analyzed on the basis of price per square foot of gross building area (GBA) and their effective gross income multiplier (EGIM).

While the subject property is part of a large portfolio of retail properties which would most likely be marketed as a total package, no sales of similar portfolio of properties were found with which to compare. The market for retail properties is national, and purchases are made on the strength and reliability of the income stream. Similar shopping center sales were located in Birmingham, Moody, Madison, and Mobile Alabama and Chattanooga, Tennessee.

Each sale is adjusted to the subject for pertinent items, including unusual financing or conditions of sale, time lapsed since sale, and physical differences such as age, condition, and construction quality and location as reflected in the net operating income.

The sales considered are detailed on the following pages with a comparison and adjustment following the presentation of the sales data.


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 56

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]

Sale #1
Address/Location:   The Village on Lorna
                    3301 Lorna Road
                    Hoover, AL
Grantor:            Lorna Properties
Grantee:            Village on Lorna Shopping Center, Ltd.
Sale Date:          05/26/1995
Sale Price:         $11,200,000
Cash Equiv Price:   $11,200,000
Equity:             $2,240,000
Debt:               $8,960,000               Year 1 Debt Service: $933,084
Terms:              Cash to seller: Equity, debt and YR1 Debt
                    Service estimated based on 80% LTV, 8.5%
                    interest, 20 yr. amortization
Recorded:           Inst. #1995 61351; Jefferson County
Verified With:      Hunter Keller, Engel Realty (205) 939-6800
Verified By:        David Mullins, H.J. Porter & Associates
Date Verified:      04/18/1996
Rights Conveyed:    Leased Fee
Land Size:          12.6 Acres
Access/Visibility:  Average/Average
Highest & Best Use: Neighborhood Shopping Center
Parking:            728                      Parking Ratio: 5.15
Building Size:      141,444 SF(NRA)


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 57

Land:Bldg Ratio:    3.9
Year Built:         1986
Condition:          Avg/Good
Building
Description:        One story masonry construction neighborhood
                    shopping center containing two separate
                    buildings.
Anchors:            Delchamps 51,945 sq.ft., Drugs for Less
                    14,500 sq.ft.
Anchor - Sq. Ft.:   66,445               Anchor %: 46.98
Local:              Typical local, regional and national small
                    shops
Local - Sq. Ft.:    74,999               Local %: 53.02
Lease Information:  Anchors & Local: CAM, taxes and insurance.
                    Delchamps recently expanded and renovated their space with an estimated expenditure of 2.5 to 3 million dollars. In conjunction, they signed a new 15 year lease with 3, 5 year options.


ANALYSIS
(1\2\3) (*)Source                            TOTAL $ AMOUNT      $ PER SF (NRA)
                                             --------------      ---------------
(A\E\F)    Potential Gross Income:             $1,578,760             $11.16
(A\E\F)    Vac & Credit Loss:                     $94,725              $0.67
                                               ----------             ------
(A\E\F)    Effec. Gross Income:                $1,484,034             $10.49
(A\E\F)    Less Expenses:                        $376,266              $2.66
                                               ----------             ------
(A\E\F)    Net Oper. Income                    $1,107,768              $7.83
(A\E\F)    Debt Service (Yr 1):                  $933,084              $6.60
                                               ----------             ------
(A\E\F)    Cash Flow:                            $174,684              $1.24

   =============================================================================
*  Field 1:     S = Seller            B = Buyer                    A = Appraiser
   Field 2:     A = Actual            E = Estimated
   Field 3:     P = Prior Year        F = Year Following
   =============================================================================


INDICATORS OF VALUE:         Price Per SF (NRA):           $79.18
                             PGIM:                           7.09
                             EGIM:                           7.55
                             R(o):                           9.89%
                             R(e):                           7.8%
                             Expense Ratio:                 25.35


Remarks: PGI includes potential rent based on actual base rent plus expense contributions and misc. income. The actual 1994 NOI was $901,481 and is somewhat skewed due to vacancy of local space during Delchamps expansion and rent concession during this period. Also, leasing commissions and T.I. was deducted as expenses before NOI calculated.


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 58

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


Sale# 2
Address/Location:   Village At Moody
                    US Highway 411
                    Moody, AL
Grantor:            FS Partnership, Ltd.
Grantee:            Birmingham Realty
Sale Date:          02/14/1996
Sale Price:         $4,485,000
Cash Equiv Price:   $4,485,000
Equity:             $1,485,000
Debt:               $3,000,000
Terms:              $1,485,000 cash plus assumption of
                    $3,000,000 mortgage at market rates and
                    terms.
Recorded:           Book 261, Page 313; St. Clair County
Verified With:      Paul Spina, Grantor (205) 733-1131
Verified By:        David Mullins, H.J. Porter & Associates
Date Verified:      04/10/1996
Rights Conveyed:    Leased Fee
Land Size:          8.43 Acres
Access/Visibility:  Average/Average
Highest & Best Use: Neighborhood Shopping Center
Parking:            396                              Parking Ratio: 6.51
Building Size:      60,800 SF(NRA)


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                59

Land:Bldg Ratio:    6.0
Year Built:         1995
Condition:          Good
Building
Description:        In-line, one story masonry construction with
                    brick exterior on front and sides, and CCB
                    on rear. Flat built-up roof system.
Anchors:            Winn Dixie - 44,000 SF
Anchor - Sq. Ft.:   44,000                                    Anchor %: 72.37
Local:              J&E Ent., Head Start, Movie Gallery, Open
                    Book, Vulcan Rehab, Moody Cleaners, Vill.
                    Beverage, Merle Norman, Nail Shop
Local - Sq. Ft.:    16,800                                    Local %: 27.63
Lease Information:  Winn Dixie - $7.00 PSF, Local tenant rent range $10.50 to $11.50 PSF with average of $10.67 PSF. All tenants pay pro-rata share of CAM, tax, and insurance.

ANALYSIS

(1|2|3) (*)Source                             TOTAL $ AMOUNT      $ PER SF (NRA)
                                              --------------      --------------
(A\E\F)    Potential Gross Income:               $533,922               $8.78
(A\E\F)    Vac & Credit Loss:                      $9,920               $0.16
                                                   ------               -----
(A\E\F)    Effec. Gross Income:                  $524,002               $8.62
(A\E\F)    Less Expenses:                         $87,532               $1.44
                                                  -------               -----
(A\E\F)    Net Oper. Income                      $436,470               $7.18


   =============================================================================
*  Field 1:     S = Seller            B = Buyer                    A = Appraiser
   Field 2:     A = Actual            E = Estimated
   Field 3:     P = Prior Year        F = Year Following
   =============================================================================


INDICATORS OF VALUE:         Price Per SF (NRA):         $73.77
                             PGIM:                         8.40
                             EGIM:                         8.56
                             R(o):                         9.73%
                             Expense Ratio:               16.70

Remarks: At time of sale this center was less than one year old and did not have a complete year of operating history. PGI includes contract rent plus estimated expense contributions. Market vacancy estimated at 5% of local tenant rent and expense contributions. Expenses include 4% management fee, taxes at $.58 PSF, insurance at $.10 PSF, CAM at $.40 PSF, and St. Maintenance at $.05 PSF. This center is located at the northeast corner of 1-20 and US Highway 411 in Moody, Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 60

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


Sale #3
Address/Location:   Plaza Center
                    Hughes Road at Old Madison Pike
                    Madison, Alabama
Grantor:            Plaza, Ltd.
Grantee:            Amberjack, Ltd.
Sale Date:          12/21/1994
Sale Price:         $5,850,000
Cash Equiv Price:   $5,850,000
Terms:              Cash to Seller
Recorded:           Deed Book 846, Page 1097; Madison County
Verified With:      Tommy Tillman, Broker (205) 822-7116
Verified By:        David P. Mullins, H.J. Porter & Associates
Date Verified:      01/11/1995
Rights Conveyed:    Leased Fee
Land Size:          9.08 Acres
Access/Visibility:  Good/Good
Highest & Best      Shopping Center
Use:
Building Size:      79,400 SF(NRA)
Land:Bldg Ratio:    5.0
Year Built:         1994
Condition:          Good


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 61

Building
Description:        One Story masonry construction with brick
                    veneer and dryvit front.
                    Built up flat roof.
Anchors:            Kroger
Anchor - Sq. Ft.:   62,800                      Anchor %: 79.09
Local:              Sporting Edge, Cleaners, Papa John's Pizza,
                    Heavenly Hair, Baskin-Robbins, Cornerstone,
                    Movie Gallery, Hallmark
Local - Sq. Ft.:    16,600                      Local %: 20.91
Lease Information:  All tenants pay a pro-rata share of CAM,
                    Taxes, and Insurance.


ANALYSIS
(1|2|3) (*)Source                            TOTAL $ AMOUNT       $ PER SF (NRA)
                                             --------------       -------------
(S\A\P)    Potential Gross Income:               $689,320               $8.68
(S\A\P)    Vac & Credit Loss:                     $17,750               $0.22
                                                 --------               -----
(S\A\P)    Effec. Gross Income:                  $671,570               $8.46
(S\A\P)    Less Expenses:                        $111,457               $1.40
                                                 --------               -----
(S\A\P)    Net Oper. Income                      $560,113               $7.05


   =============================================================================
*  Field 1:     S = Seller            B = Buyer                    A = Appraiser
   Field 2:     A = Actual            E = Estimated
   Field 3:     P = Prior Year        F = Year Following
   =============================================================================


INDICATORS OF VALUE:         Price Per SF (NRA):         $73.68
                             PGIM:                         8.49
                             EGIM:                         8.71
                             R(o):                         9.57%
                             Expense Ratio:               16.60


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 62

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


Sale #4
Address/Location:   North Hixson Marketplace
                    Hixson Pike and Camp Columbus Road
                    Chattanooga, TN
Grantor:            North Hixson, L.L.C.
Grantee:            Amberjack Ltd.
Sale Date:          03/04/1996
Sale Price:         $4,760,000
Cash Equiv Price:   $4,760,000
Terms:              Cash to seller
Recorded:           ; Hamilton County
Verified With:      Dick Schmalz, with Grantor (205) 871-2617
Verified By:        David Mullins, H.J. Porter & Associates
Date Verified:      03/15/1996
Rights Conveyed:    Leased Fee
Land Size:          9.24 Acres
Access/Visibility:  Average/Average
Highest & Best Use: Neighborhood Shopping Center
Parking:            405                                 Parking Ratio: 5.88
Building Size:      63,270 SF(NRA)
Land:Bldg Ratio:    6.4
Year Built:         1995
Condition:          Good


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 63

Building
Description:        One story neighborhood shopping center with
                    split face block exterior walks and synthetic
                    stucco on steel stud canopy.
Anchors:            Winn Dixie (49,600 sf GBA & 44,000 sf NRA);
                    Big B Drugs 8,470 sf
Anchor - Sq. Ft.:   52,470                                 Anchor %: 82.93
Local:              Movie Gallery, Sally's Beauty and other local tenants
Local - Sq. Ft.:    10,800                                 Local %: 17.07
Lease Information:  Anchor and Local: CAM, Taxes and Insurance


ANALYSIS
(1|2|3) *Source                              TOTAL $ AMOUNT       $ PER SF (NRA)
                                             --------------       --------------
(S\A\F)    Potential Gross Income:               $623,083               $9.85
(A\E\F)    Vac & Credit Loss:                     $13,057               $0.21
                                                 --------               -----
(A\E\F)    Effec. Gross Income:                  $610,026               $9.64
(A\E\F)    Less Expenses:                        $124,533               $1.97
                                                 --------               -----
(A\E\F)    Net Oper. Income                      $485,493               $7.67


   =============================================================================
*  Field 1:     S = Seller            B = Buyer                    A = Appraiser
   Field 2:     A = Actual            E = Estimated
   Field 3:     P = Prior Year        F = Year Following
   =============================================================================


INDICATORS OF VALUE:         Price Per SF (NRA):         $75.23
                             PGIM:                         7.64
                             EGIM:                         7.80
                             R(o):                        10.2%
                             Expense Ratio:               20.41%

Remarks: At time of sale, there were two vacant local shops containing 2,400 sq.ft. Expense contribution included in PGI and local vacancy. Vacancy based on 10% of local shop income plus expense contributions. Expenses based on 4% management, excluding expense contributions, $1.59 for taxes, CAM and insurance plus $.05 for structural reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/sf.


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 64

                               [GRAPHICS OMITTED]

                                  [PHOTOGRAPH]


Sale #5
Address/Location:   Hillcrest Marketplace
                    Hillcrest Road @ Grelot Road
                    Mobile, Alabama
Grantor:            Hillcrest Marketplace, Ltd.
Grantee:            80% Shades Creek Partners, 20% Fairway
                    Investments, LLC
Sale Date:          06/19/1997
Sale Price:         $6490000
Cash Equiv Price:   $6,490,000
Equity:             $1,590,000
Debt:               $4,900,000                   Year 1 Debt Service: $480,911
Terms:              $1,590,000 cash and assumption of 20 year
                    mortgage at 8.375%.
Recorded:           Deed Book 4479, Page 54; Mobile County
Verified With:      Scott Holcombe, Arlington Properties
                    -Developer (205) 328-9600
Verified By:        Harris Hollans, H.J. Porter & Associates
Date Verified:      04/02/1997
Rights Conveyed:    Leased Fee Interest
Land Size:          12.49 Acres
Access/Visibility:  Good/Good
Highest & Best Use: Neighborhood Shopping Center
Parking:            359                          Parking Ratio: 4.63
Building Size:      76,365 SF(GBA)
Land:Bldg Ratio:    7.1


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 65

Year Built:         1997
Condition:          New
Building
Description:        Red brick veneer front over concrete block
                    wall. Reinforced concrete slab. Single ply
                    membrane roof. Raised seam metal and canvas
                    awning.
Anchors:            Winn Dixie (51,282 sq.ft.), Revco (9,240
                    sq.ft.)
Anchor - Sq. Ft.:   60,522                                Anchor %: 79.25
Local:              Various regional, national, & local
Local - Sq. Ft.:    15,843                                Local %: 20.75
Lease Information:  Winn Dixie rent is $8.00 PSF & Revco rent is
                    $8.00 PSF. At sale time, no local space was leased. Local rent pro-forma was $11.50 PSF.
                    Expense contribution pro-forma was $1.50 PSF.
                    Since closing, 6 shops have been leased at $12.50 PSF. $12.50 PSF.

ANALYSIS

(1|2|3) *Source                              TOTAL $ AMOUNT       $ PER SF (GBA)
                                             --------------       --------------
(S\E\F)    Potential Gross Income:               $780,918              $10.23
(S\E\F)    Vac & Credit Loss:                     $15,447               $0.20
                                                 --------              ------
(S\E\F)    Effec. Gross Income:                  $765,471              $10.02
(S\E\F)    Less Expenses:                        $140,020               $1.83
                                                 --------              ------
(S\E\F)    Net Oper. Income                      $625,451               $8.19
(S\E\F)    Debt Service (Yr 1):                  $480,911               $6.30
                                                 --------              ------
(S\E\F)    Cash Flow:                            $144,540               $1.89


   =============================================================================
*  Field 1:     S = Seller            B = Buyer                    A = Appraiser
   Field 2:     A = Actual            E = Estimated
   Field 3:     P = Prior Year        F = Year Following
   =============================================================================


INDICATORS OF VALUE:         Price Per SF (GBA):         $84.99
                             PGIM:                         8.31
                             EGIM:                         8.48
                             R(o):                         9.64%
                             R(e):                         9.09%
                             Expense Ratio:               18.29%

Remarks: The total Gross Building Area of the shopping center was 77,557 SF. The sale was negotiated and closed prior to completion with equitable remedy for completion delays after July 15, 1997. The Grantor guaranteed the above EGI for a period of 2 years, thereby assuming the risk of leasing up the remaining vacant shop space. The Grantor will pay Grantee the difference between rents received, including exp. contributions, and the above EGI. If gross income equals or exceeds the above EGI for 6 months, guarantee is terminated. There are 5 out parcels lots at this center which were not included in the sales. Lots have been sold to Wendy's, New York Bagel, and Boston Market.


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 66

The sales detailed above are compared and adjusted to the subject for pertinent items of difference as:

====================================================================================================================================
                                                    MARKET SALES COMPARISON GRID
====================================================================================================================================
Comp. Number                                         #1                 #2                  #3               #4                   #5
Grantor                                           Lorna                 FS         Plaza, Ltd.            North            Hillcrest
                                             Properties        Partnership                               Hixson          Marketplace
Grantee                       SUBJECT        Village on         Birmingham          Amberjack,        Amberjack         Confidential
                                                  Lorna             Realty                Ltd.
Location                 Academy Road        Lorna Road         US Hwy 411          Hughes Rd       Hixson Pike         Hillcrest Rd

                         Bessemer, AL    Birmingham, AL         Moody, AL         Madison, AL   Chattanooga, TN           Mobile, AL
------------------------------------------------------------------------------------------------------------------------------------
Cash Eq.Sale Price                          $11,200,000         $4,485,000          $5,850,000       $4,760,000           $6,490,000
Date of Sale                 08/04/97          05/26/95           02/14/96            12/21/94         03/04/96             09/15/97
Building Area S.F.             95,591           141,444             60,800              79,400           63,270               76,365
Unadjust. Price/SF                               $79.18             $73.77              $73.68           $75.23               $84.99
Eff.Gross Income             $869,336        $1,484,034           $524,002            $671,570         $610,026             $765,471
EGIM                             7.55              8.56               8.71                7.80                                  8.48
Net Oper. Income             $779,156        $1,107,768           $436,470            $560,113         $485,493             $625,451
Per SF                          $8.14             $7.83              $7.18               $7.05            $7.67                $8.19
------------------------------------------------------------------------------------------------------------------------------------
ADJUSTMENTS                                          #1                 #2                  #3               #4                   #5
                                                 Normal             Normal              Normal           Normal               Normal
Conditions of Sale                                   0%                 0%                  0%               0%                   0%
Market Conditions/Time                           10.97%              7.36%              13.11%            7.10%                0.63%
     at 5.00% /year
====================================================================================================================================
Preliminary Adj. Price                      $12,428,640         $4,815,096          $6,616,935       $5,410,465           $5,530,887
Preliminary Adj.Price/Sq.Ft.                     $87.87             $79.20              $83.34           $80.57               $85.52
====================================================================================================================================
PHYSICAL DIFFERENCES                                 #1                 #2                  #3               #4                   #5
     Net Operating Income                         3.96%             13.37%              15.46%            6.13%               -0.61%
------------------------------------------------------------------------------------------------------------------------------------
Subtotal-Physical                                 3.96%             13.37%              15.46%            6.13%               -0.61%
====================================================================================================================================
Final Adjusted Price                        $12,920,814         $5,458,874          $7,639,913       $5,410,465           $6,491,049
Final Adj. Price/SQ. Ft.                         $91.35             $89.78              $96.22           $85.51               $85.00
====================================================================================================================================

The sales were adjusted to the subject for the following items:

CONDITION OF SALE:  No adjustment indicated.

TIME: Considers an increase of 5% per year based on analysis of the overall capitalization rates of the comparable sales and range of rates from the five methods considered in the Income Approach.


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 67

NET OPERATING INCOME:       The comparable sales were adjusted to the subject
                            based on the difference in net operating income. The physical and economic characteristics such as condition, age, vacancy, size, and location are reflected in a property's net operating income. As indicated in the following table, there is a direct relationship between the sale price per square foot and net operating income per square foot.

                            ==========================
                            SP/SF               NOI/SF
                            --------------------------
                            $79.18              $7.83
                            $73.77              $7.18
                            $73.68              $7.05
                            $75.23              $7.67
                            $84.99              $8.19
                            ==========================

                            The adjustment for NOI is based on the following formula: the comparable sales NOI per square foot is subtracted from the subject's estimated NOI per square foot and the difference is divided by the subject's NOI per square foot.

The comparable sales present an adjusted range of value from $85.00 to $96.22 per square foot. The arithmetic mean price is $89.57 per sq.ft. with a standard deviation of $4.12 per sq.ft. Based on this analysis, with consideration given to the non-terminability of the Winn Dixie lease and the subject's cross collateralization, the subject's value is estimated at $90.00 per square foot.

Based on these adjusted sales, the subject property is valued by direct comparison as:


     95,591         Sq.Ft. GBA @        $90.00         =         $8,603,190
                                        Rounded                  $8,600,000


                                                       H.J. Porter & Associates

MARKET APPROACH - (CONTINUED)                                                 68

The Effective Gross Rent Multipliers (EGIM) derived from the above sales are highlighted as:


                            SALE #                  EGIM
                            ------                  ----

                               1                    7.55
                               2                    8.56
                               3                    8.71
                               4                    7.80
                               5                    8.48


The Effective Gross Income Multipliers of the five Comparable sales range from
7.55 to 8.56 with a mean EGIM of 8.22. Based on these sales, with consideration given to declining interest rates, the subject's EGIM is estimated at the high end of the range. The subject is valued by EGIM as:


       $869,336 EGIM           X             8.5             =       $7,389,356

                                             Rounded                 $7,390,000


The two market indicators of value are correlated with greater weight given to adjusted sale price per square foot for a value by market of $8,300,000. The indicated value by EGIM is skewed because the multipliers do not reflect decreasing cap rates.


                                                       H.J. Porter & Associates

RECONCILIATlON AND FINAL VALUE ESTIMATE                                       69

Cost Approach.........................................................$8,400,000

This approach is felt to be reliable, being based on a respected national cost service's figures as well as actual cost of other centers. The land value is based on recent commercial land sales from the subject's market area and is felt to be well supported. This approach is given secondary consideration to the Income Approach.

Income Approach.......................................................$8,650,000

This approach is felt to be most indicative of the subject's value. It best reflects current and projected market conditions as they relate to the subject and mirrors the actions of investors in today's market. Overall, this approach is afforded greatest consideration.

Market Approach.......................................................$8,300,000

This approach is based on recent sale of other neighborhood shopping centers and is reliant upon the direct sales Comparison on a price per square foot basis. The estimated value by EGIM is somewhat skewed because the Effective Gross Income Multipliers of the comparable sales do not reflect the downward trend in overall capitalization rates. This approach is afforded less consideration than the Income Approach.

Based on the value indications summarized above, I am of the opinion that the subject's leased fee interest has a market value, as of August 4, 1997, of:

                   EIGHT MILLION SIX HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($8,600,000)


Divided As:    Improvements        $7,180,000
               Land                $1,420,000
                                   ----------
               Total               $8,600,000


                                                       H.J. Porter & Associates

                                  CERTIFICATION

I certify that, to the best of our knowledge and belief,...

1.   The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of stipulated result, or the occurrence of a subsequent event.

5. My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute, and the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

6. The use of this report is subject to the requirements of the Appraisal Institute and the Alabama Real Estate Appraisers Board relating to review by its duly authorized representatives.

7. This assignment was made subject to regulations of the State of Alabama Real Estate Appraisers Board. The undersigned State Certified General Real Property Appraiser has met the requirements of the board that allow this report to be regarded as a "certified appraisal."

8. I am currently certified under the continuing education program of the Appraisal Institute.

9. I have made a personal inspection of the property that is the subject of this report.

10. No one provided significant professional assistance to the person signing this report.


                                                       H.J. Porter & Associates

11. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

12. Base upon the foregoing investigation and analysis of the subject property and its economic environment, I am of the opinion that, the subject property has a value as of August 4, 1997, of:

                   EIGHT MILLION SIX HUNDRED THOUSAND DOLLARS
                   ------------------------------------------
                                  ($8,600,000)




-------------------------------------------            ------------------------
DAVID P. MULLINS, MAI                                  DATE
Certified General Real Property Appraiser
Alabama Certificate No. G8


                                                       H.J. Porter & Associates

ADDENDUM

     EXHIBITS
     --------
     Location Map..................................................Facing Page 3
     Survey........................................................Facing Page 4
     State Map.....................................................Facing Page 8
     Site Plan....................................................Facing Page 21
     Subject Photographs..........................................Facing Page 22
     Land Sales Map...............................................Facing Page 28
     Rental Location Map..........................................Facing Page 37
     Improved Sales MapFacing Page 55


     REAR EXHIBITS
     -------------
     Engagement Letter
     Lease Synopses
     Assumptions and Limiting Conditions
     Appraiser's Qualifications
     Appraiser's Certificate


                                                       H.J. Porter & Associates

                      [H.J. PORTER ASSOCIATES - LETTERHEAD]

                                  July 31, 1997

Mr. Anthony Rokovich
Merrill Lynch
World Finacial Center - North Tower
New York, NY 10281

                                        Re:  Agreement for Appraisal Services

Dear Mr. Rokovich:

Please allow this to serve as our proposal and agreement for appraisal services on the properties described below.

Property To Be Appraised

The real estate to be appraised is briefly described as:


59 West Shopping Center                      29 North Shopping Center
700 Academy Drive                            1550 South U.S. Highway 29
Bessemer, AL                                 Cantonment, FL

Clanton Marketplace                          Nine Mile Plaza Shopping Center
Highway 31 & Ollie Avenue                    312 East Nine Mile Road
Clanton, AL                                  Pensacola, FL

Belts Crossing Shopping Center               Parker Shopping Center
1441 Fox Run Parkway                         208 South Tyndal Parkway
Opelika, AL                                  Parker, FL

Opp Marketplace                              The "T" Shopping Center
507 E. Cummings Road                         17184 Front Beach Road
Opp, AL                                      Panama City Beach, FL

Greenbrier Station Shopping Center           Mandeville Marketplace
1408 Golden Springs Road                     619 N. Causeway Blvd.
Anniston, AL                                 Mandeville, LA

Russell Crossing Shopping Center
U.S. Highway 280 and Stadium Drive
Phenix City, AL


      123 N. College St., Ste. 100 o P.O. Box 28 o Auburn, Alabama 36830 o
                        (334)826-8682 o Fax (334)826-3827
 14 Office Park Circle, Suite 230 o Birmingham, Alabama 35223 o (205)871-3600 o
                                Fax (205)879-3762
418 Scott Street o Montgomery, Alabama 36104 o (334)262-8331 o Fax (334)262-8325

                  Real Estate Research, Appraisal & Counseling

Mr. Rokovich
July 31, 1997
page 2

Purpose Of The Appraisal

These appraisals will be made to determine the market value of the leased fee interest of the subject real estate. The term "market value" is as defined in the Uniform Standards of Professional Appraisal Practice as promulgated by the Appraisal Standards Board of the Appraisal Foundation.


Function Of The Appraisal

It is understood that these appraisals have been requested to function as an underwriting guide for mortgage loan purposes and for use in the securitization of the mortgage. Accordingly, these appraisals may be provided by Merrill Lynch to potential investors in a securitization or other sale of the mortgage loan(s).


Scope Of The Appraisal

The scope of this assignment shall include, but not be limited to:

1) Personal contact with the owner or his representative to arrange an on-site inspection.

2)   On-site inspection of the site and improvements.

3)   Review of public records pertaining to the subject.

4) Research into public records and interviews with Realtors(R), management agents, owners, developers, and other appraisers as deemed pertinent, to locate comparable data.

5) Analysis of comparable data and completion of the Cost, Market, and Income Approaches to value as may be deemed applicable.


Report and Delivery

The appraisals will be complete analyses communicated in self-contained narrative reports with all supporting information and exhibits included.

The appraisals will be made in conformance with the Standards of Professional Practice and Code of Ethics of the Appraisal Institute. As such, the reports shall be subject to their review. The appraisals shall also conform to the Uniform Standards of Professional Appraisal Practice as set by the Appraisal Standards Board of the Appraisal Foundation.

The date of appraisals shall be made effective as of the dates of inspection. The reports will be addressed to Mr. Anthony-Rokovich, Merrill Lynch. Additionally, the properties will be valued as of the estimated dates of completion of improvements and as of the estimated date of stabilized occupancy, as may be applicable.

Three (3) copies of the completed reports will be delivered within four weeks of receipt of your authorization to proceed and the required information noted below.

Fee

Our fee for this assignment shall be Forty Six Thousand Dollars ($46,000.00) due and payable on delivery of the completed reports. Any amount past due over sixty
(60) days shall be subject to a late charge of 1-1/2% per month.


                            [H.J. PORTER ASSOCIATES]

Mr. Rokovich
July 31, 1997
page 3

The fee charged is for the appraisal reports requested. Should revisions be requested due to a change in basic requirements by the client, an additional fee will be charged. Consultations and, if requested in advance, court testimony, stand by, depositions or pre-trial conferences will be charged at a per diem rate of One Thousand Dollars ($1,000.00). Should additional copies of the report be required, they will be made available on reasonable notice at a charge of One Hundred Dollars ($100.00) per copy.

Client Relationship

It is understood that Merrill Lynch is considered to be the Client of H. J. Porter & Associates. Accordingly, it shall be responsible for payment of all fees due hereunder. Unless authorized in writing, the personnel of H. J. Porter & Associates are not authorized to, nor will they divulge or discuss any of the findings or conclusions of the appraisal with anyone other than the client.

Information Required

In order to undertake this assignment we will need the following items for each property to begin work. It is my understanding that the borrower, Newton, Oldacre, McDonald will provide this information.

o    Legal name and address of owner
o    Copy of all current leases on the subject property.
o Transaction data on any sales of the subject (or a portion thereof) during the past five (5) years.
o    Ad Valorem tax information.
o Insurance information including limits of coverage, carrier, annual premium, and agent.
o    Current year to date and prior three years income and expense history.
o    Survey and legal description of property to be appraised.
o    Plot plan.
o Results of any environmental site assessments or testing for hazardous materials.

Upon receipt of the information noted above and an executed copy of the agreement, we will begin work on this assignment. This proposal shall remain open for a period of one week from the above date. If not executed by that date the delivery time and fee quoted are subject to change.

Your choice of us for this assignment is appreciated.

                                             Yours very truly,


                                             /s/ David P. Mullins

                                             David P. Mullins, MAI
                                             H. J. Porter & Associates


The above terms and conditions are acceptable and you are authorized to proceed as of this ___ day of ___________, 1997. It is understood that the fee agreed upon is due and payable on delivery of the report and by executing this agreement agree to responsibility for this fee.

                                             Client:

                                             By: /s/ [ILLEGIBLE]
                                                 ------------------------------
                                             Its: Director


DPM/jmh


                                     [LOGO]
                            [H.J. PORTER ASSOCIATES]

                                 LEASE SYNOPSIS

Tenant:                            Winn-Dixie Montgomery, Inc.

Area:                              44,000 Sq. Ft. Building on 6.119 acres

Term:                              20 years

Renewal Options:                   6 option for 5 years each at same rent
                                   and terms

Minimum Rental:                    $305,800/year, or $6.95/sf

Percentage Rent:                   1% over natural breakpoint

Expenses:                          Winn-Dixie will be responsible for
                                   building and grounds maintenance, ad
                                   valorem taxes, and property insurance on their delineated area. This is a triple net lease wherein the tenant is responsible for a expenses associated with the operation of the property.

Repairs by Landlord:               None

Repairs by Tenant:                 All

Parking: 6 spaces per 1,000 sf of leasable area with cross parking easements with the remainder of the shopping center.

Subletting:                        Tenant has right to use, vacate,
                                   assigned, sublet in whole or part for
                                   retail food store or any other lawful
                                   use.

Subordination:                     Yes

Non-Terminability:                 This lease shall not terminate and the
                                   Tenant shall not have any right to
                                   terminate this lease during the Term.
                                   Basic rent and all other sums payable by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, or defence.

                                   It is the intention of this lease
                                   that the obligations of the Tenant
                                   shall be separate and independent
                                   covenants and agreements, and that
                                   Basic Rent and all other sums
                                   payable by Tenant shall continue to
                                   be payable in all events, and that
                                   the obligations of Tenant shall
                                   continue unaffected.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Big B, Inc., d/b/a Drugs For Less

Area:                              18,000 Sq. Ft.

Term:                              15 years

Renewal Options:                   3 option for 5 years each

Minimum Rental:                    Year 1:           $126,000/year, or $7.00/sf
                                   Year 2:           $130,500/year, or $7.25/sf
                                   Years 3 - 13:     $135,000/year, or $7.50/sf
                                   Options:          $135,000/year, or $7.50/sf

Percentage Rent:                   1.25% over natural breakpoint

Expense Contributions:

         C.A.M.                    Pro-rata share

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           None

         Management Fee            None

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof, foundation, and structural portions of
                                   the building including exterior walls

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass.

Parking:                           5 spaces per 1,000 sf of leasable area

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Alfa Mutual Insurance Company

Area:                              1,600 Sq. Ft.

Term:                              5 years, 3 months

Renewal Options:                   1 option for 5 years

Minimum Rental:                    Years 1 - 3:      $19,200/year, or $12.00/sf
                                   Years 4 - 5:      $20,808/year, or $13.00/sf
                                   Option per.:      $21,600/year, or $13.50/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share plus 10% administrative cost

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Other

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
                                   building

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            American General Finance, Inc.

Area:                              2,100 Sq. Ft.

Term:                              3 years

Renewal Options:                   2 options for 3 years each

Minimum Rental:                    Years 1 - 3:      $26,250/year, or $12.50/sf
                                   Option 1:         $27,300/year, or $13.00/sf
                                   Option 2:         $28,350/year, or $13.50/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share plus 15% administrative cost

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           Tenant pays $.05/sf for structural reserves

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
                                   building

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Sally Beauty Company, Inc.

Area:                              1,800 Sq. Ft.

Term:                              5 years

Renewal Options:                   1 option for 5 years

Minimum Rental:                    Years 1 - 5:      $21,600/year, or $12.00/sf
                                   Option 1:         $23,760/year, or $13.20/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share plus 15% administrative cost

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           None

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
                                   building including foundation and bearing walls

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes

Remarks: Has exclusive right to sell beauty supplies except as permitted in Winn-Dixie and Big B Drugs


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Dong Vo d/b/a Natural Nails

Area:                              1,200 Sq. Ft.

Term:                              2 years

Renewal Options:                   1 option for 3 years

Minimum Rental:                    Years 1 - 2:      $15,600/year, or $13.00/sf
                                   Option 1:         $16,200/year, or $13.50/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share plus 15% administrative cost

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           $.05/sf

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
                                   building

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Advanced Sleep Concepts, Inc. d/b/a Mattress
Max

Area:                              4,230 Sq. Ft.

Term:                              5 years

Renewal Options:                   1 option for 3 years

Minimum Rental:                    Years 1 - 5:      $50,760/year, or $12.00/sf
                                   Option 1:         $57,105/year, or $13.50/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share plus 15% administrative cost

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           $.05/sf

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
building

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Head Start

Area:                              1,200 Sq. Ft.

Term:                              5 years

Renewal Options:                   2 option for 5 years each

Minimum Rental:                    Years 1 - 5:      $15,600/year, or $13.00/sf
                                   Option 1:         $16,200/year, or $13.50/sf
                                   Option 2:         $16,800/year, or $14.00/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           $.05/sf

         Management Fee            5% of base rent

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
                                   building

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Little Caesar Enterprises, Inc.

Area:                              1,600 Sq. Ft.

Term:                              5 years

Renewal Options:                   2 option for 5 years each

Minimum Rental:                    Years 1 - 5:      $20,800/year, or $13.00/sf
                                   Option 1:         $22,400/year, or $14.00/sf
                                   Option 2:         $23,200/year, or $14.50/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Pro-rata share plus 15% administrative cost

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           None

         Management Fee            None

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof and exterior structural portions of the
                                   building including exterior walls and plate glass

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes

Remarks: Exclusive right to sell pizza, pasta items or other Italian-related foods. Has option to terminate lease if anchor vacates. If occupancy falls below 75% rental rate reduced by number of percentage points below 75%.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Dollar Tree Stores, Inc.

Area:                              4,400 Sq. Ft.

Term:                              4 years

Renewal Options:                   2 option for 4 years each

Minimum Rental:                    Years 1 - 4:      $50,600/year, or $11.50/sf
                                   Option 1:         $52,800/year, or $12.00/sf
                                   Option 2:         $55,000/year, or $12.50/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M. Pro-rata share, capped at 15% increase per year, plus 15% administrative fee

         Tax                       Pro-rata share

         Insurance                 Pro-rata share

         Structural Res.           None

         Management Fee            None

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof, foundation, and structural portions of
                                   the building including exterior walls and plate glass

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass. Tenant must maintain HVAC service contract.

Parking:                           None specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes

Remarks: If Winn-Dixie vacates and space remains vacate for more than 90 days minimum rent and expense contributions shall abate and tenant will pay 5% of gross sales not to exceed minimum base rent. If anchor space remains vacate for 9 months, tenant has right to cancel lease.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            The Cato Corporation

Area:                              4,770 Sq. Ft.

Term:                              5 years, 9 months

Renewal Options:                   3 option for 5 years each

Minimum Rental:                    Years 1 - 5:      $45,615/year, or $9.50/sf
                                   Option 1:         $47,700/year, or $10.00/sf
                                   Option 2:         $50,085/year, or $10.50/sf
                                   Option 3:         $52,470/year, or $11.00/sf

Percentage Rent:                   2% over natural breakpoint

Expense Contributions:

         C.A.M. Pro-rata share, capped at 5% increase per year

         Tax                       Pro-rata share

         Insurance                 Pro-rata share capped at 5% increase per year

         Structural Res.           None

         Management Fee            None

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof, foundation, and structural portions of
                                   the building including exterior walls and plate glass

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass.

Parking:                           4 spaces per 1,000 sf of leasable area

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes

Remarks: Tenant has right to expand store 20' x 53', and right of first refusal to expand to adjacent space under same lease terms. Right to terminate if both anchor tenant vacate and remain vacant for 6 months or more. If occupancy fall below 75%, tenant has right to rent reduction.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Coin Castle

Area:                              1,600 Sq. Ft.

Term:                              5 years

Renewal Options:                   Unknown

Minimum Rental:                    $17,600/year, or $11.00/sf

Percentage Rent:                   None

Expense Contributions:

         C.A.M. Pro-rata share, capped at 5% increase per year

         Tax                       Pro-rata share

         Insurance                 Pro-rata capped at 5% increase per year

         Structural Res.           $.05 per square foot

         Management Fee            None

Utilities Paid By:                 Tenant

Repairs by Landlord:               Roof, foundation, and structural portions of
                                   the building including exterior walls and plate glass

Repairs by Tenant:                 All interior components and mechanical
                                   equipment plus exterior doors and plate
                                   glass.

Parking:                           Non specified

Subletting:                        Yes, with Lessor's written permission

Subordination:                     Yes

Remarks: The above information was provided by telephone due to the signed leased not available.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Rent-A-Center

Area:                              3,400 Sq. Ft.

Term:                              5 years

Renewal Options:                   2 options, 3 years each at $12.50 PSF and
                                   $13.00 PSF respectfully

Minimum Rental:                    $12.00 per Sq. Ft.

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Tenant pays pro-rata share with no admin fee.

         Tax                       Tenant pays pro-rata share

         Insurance                 None

Utilities Paid By:                 Tenant pays all utilities

Repairs by Landlord:               Structural components and all exterior
                                   maintenance including roof,
                                   gutters/downspouts, exterior walls, and
                                   canopy.

Repairs by Tenant:                 All interior components including glass and
                                   mechanical systems. Tenant will maintain a service contract for HVAC.

Parking:                           None specified.

Subletting:                        Yes, with Landlord permission.

Subordination:                     Yes

Remarks:


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Physical Therapy South, PC

Area:                              1,800 Sq. Ft.

Term:                              3 years

Renewal Options:                   1 option for 3 years at $13.00 PSF

Minimum Rental:                    $12.00 per Sq. Ft.

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Tenant pays pro-rata share, including a
                                   15% admin. fee.

         Tax                       Tenant pays pro-rata share

         Insurance                 Tenant pays pro-rata share

         Utilities Paid By:        Tenant pays all utilities

Repairs by Landlord:               Structural components and all exterior
                                   maintenance including roof,
                                   gutters/downspouts, exterior walls, and
                                   canopy.

Repairs by Tenant:                 All interior components including glass
                                   and mechanical systems. Tenant will
                                   maintain a service contract for HVAC.

Parking:                           None specified.

Subletting:                        Yes, with Landlord permission.

Subordination:                     Yes

Remarks: Lessor agrees to pay $1,000 allowance in lieu of constructing a rear shop wall.


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Norwest Financial Alabama, Inc.

Area:                              2,691 Sq. Ft.

Term:                              5 years

Renewal Options:                   1 option for 5 years at $13.00 PSF in
                                   years 1 - 3, and $14.50 PSF in years 4
                                   and 5.

Minimum Rental:                    $11.15 PSF in years 1 - 3, and $12.26 PSF
                                   in years 4 and 5.

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Tenant pays pro-rata share, including a
                                   15% admin. fee.

         Tax                       Tenant pays pro-rata share

         Insurance                 Tenant pays pro-rata share

Utilities Paid By:                 Tenant pays all utilities

Repairs by Landlord:               Structural components and all exterior
                                   maintenance including roof,
                                   gutters/downspouts, exterior walls, and
                                   canopy.

Repairs by Tenant:                 All interior components including glass
                                   and mechanical systems. Tenant will
                                   maintain a service contract for HVAC.

Parking:                           None specified.

Subletting:                        Yes, with Landlord permission.

Subordination:                     Yes

Remarks:


                                                        H.J. Porter & Associates

                                 LEASE SYNOPSIS

Tenant:                            Mail Boxes, Etc.

Area:                              1,200 Sq. Ft.

Term:                              4 years

Renewal Options:                   1 option for 6 years at $14.50 PSF in
                                   years 1,2, & 3, $15.50 PSF in years 4 and
                                   4, and $16.50 PSF in year 6.

Minimum Rental:                    $13.00 PSF

Percentage Rent:                   None

Expense Contributions:

         C.A.M.                    Tenant pays pro-rata share, including a
                                   15% admin. fee.

         Tax                       Tenant pays pro-rata share

         Insurance                 Tenant pays pro-rata share

Utilities Paid By:                 Tenant pays all utilities

Repairs by Landlord:               Structural components and all exterior
                                   maintenance including roof,
                                   gutters/downspouts, exterior walls, and
                                   canopy.

Repairs by Tenant:                 All interior components including glass
                                   and mechanical systems. Tenant will
                                   maintain a service contract for HVAC.

Parking:                           None specified.

Subletting:                        Yes, with Landlord permission.

Subordination:                     Yes

Remarks: Lessor to provide a $2.00 PSF build-out allowance. This is a Letter of Intent only. The proposed lease is to commence September 1, 1997.


                                                        H.J. Porter & Associates

ASSUMPTIONS AND LIMITING CONDITIONS

1.   COPIES, PUBLICATION, DISTRIBUTION, USE OF REPORT:

     Possession of this report or any copy thereof does not carry with the right of publication, nor may it be used for other than its intended use. The report may not be used for any purpose by any person or corporation other than the client or the party to whom it is addressed or copied without the written consent of the appraiser, and then only in its entirety.

     Neither all nor any part of the contents of this report shall be conveyed to the public through advertising, public relations efforts, news, sales, or other media, without the written consent and approval of the appraiser, nor may any reference be made in such a public communication to the Appraisal Institute or the MAI designation.

2.   CONFIDENTIALITY:

     The appraiser may not divulge the material (evaluation) contents of the report, analytical findings or conclusions, or give a copy of the report to anyone other than the client or his designee as specified in writing except as may be required by the Appraisal Institute as they may request in confidence for ethics enforcement, or by a court of law or body with the power of subpoena.

     This appraisal is to be used only in its entirety and no part is to be used without the whole report. All conclusions and opinion concerning the analysis are set forth in the report and were prepared by the Appraiser whose signature appears on the appraisal report, unless indicated as "Review Appraiser." No change of any item in the report shall be made by anyone other than the Appraiser and/or officer of the firm. The Appraiser and firm shall have no responsibility if any such unauthorized change is made.

3.   INFORMATION USED:

     No responsibility is assumed for accuracy of information furnished by or from others, the client, his designee, or public records. We are not liable for such information or the work of possible subcontractors. The comparable data relied upon in this report has been confirmed with one or more parties familiar with the transaction or from affidavit; all are considered appropriate for inclusion to the best of our factual judgement and knowledge.


                                                        H.J. Porter & Associates

4.   TESTIMONY, CONSULTATION, COMPLETION OF CONTRACT FOR APPRAISAL SERVICES:

     The contract for appraisal, consultation or analytical service, are fulfilled and the total fee payable upon completion of the report. The appraiser or those assisting in the preparation of the report will not be asked or required to give testimony in court or hearing because of having made the appraisal, in full or in part, nor engage in post appraisal consultation with client or third parties except under separate and special arrangement and at additional fee.

5.   EXHIBITS:

     The sketches and maps in this report are included to assist the reader in visualizing the property and are not necessarily to scale. Various photos, if any, are included for the same purpose and are not intended to represent the property in other than actual status, as of the date of the photos. Site plans are not surveys unless shown from separate surveyor.

6. LEGAL, ENGINEERING, FINANCIAL, STRUCTURAL, OR MECHANICAL NATURE HIDDEN COMPONENTS, SOIL:

     No responsibility is assumed for matters legal in character or nature, nor matters of survey, nor of any architectural, structural, mechanical, or engineering nature. No opinion is rendered as to the title, which is presumed to be good and merchantable. The property is appraised as if free and clear, unless otherwise stated in particular parts of the report.

     The legal description is assumed to be correct as used in this report as furnished by the client, his designee, or as derived by the appraiser.

     The appraiser has inspected as far as possible, by observation, the land and the improvements thereon; however it was not possible to personally observe conditions beneath the soil or hidden structural, or other components. We have not critically inspected mechanical components within the improvements and no representations are made herein as to these matters unless specifically stated and considered in the report. The value estimate considers there being no such conditions that would cause a loss of value. The land or the soil of the area being appraised appears firm, however subsidence in the area is unknown. The appraiser does not warrant against this condition or occurrence of problems arising from soil conditions.

     The appraisal is based on there being no hidden, unapparent, or apparent conditions of the property site, subsoil, or responsibility is assumed for any such conditions or for any expertise or engineering to discover them. All mechanical components are


                                                        H.J. Porter & Associates
     assumed to be in operable condition and status standard for properties of the subject type. Conditions of heating, cooling, ventilating, electrical and plumbing equipment is considered to be commensurate with the condition of the balance of the improvements unless otherwise stated. No judgement is made as to adequacy of insulation, type of insulation, or energy efficiency of the improvements or equipment.

7.   RELATING TO THE AMERICAN WITH DISABILITIES ACT:

     The Americans with Disabilities Act ("ADA") became effective January 26, 1992. The appraisers have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since there is no direct evidence relating to this issue, possible non-compliance with the requirements of ADA in estimating the value of the property has not been considered.

8.   LEGALITY OF USE:

     The appraisal is based on the premise that, there is full compliance with all applicable federal, state and local environmental regulations and laws unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the report; further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have been or can be obtained or renewed for any use considered in the value estimate.

9.   COMPONENT VALUES:

     The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and building must not be used in conjunction with any other appraisal and are invalid if so used.


                                                        H.J. Porter & Associates

10.  AUXILIARY AND RELATED STUDIES:

     No environmental or impact studies, special market study or analysis, highest and best use analysis study or feasibility study has been requested or made unless otherwise specified in an agreement for services or in the report. The appraiser reserves the unlimited right to alter, amend, revise or rescind any of the statements, findings, opinions, values, estimates, or conclusions upon any subsequent study or analysis or previous study or analysis subsequently becoming known to him.

11.  DOLLAR VALUES, PURCHASING POWER:

     The market value estimated, and the costs used, are as of the date of the estimate of value. All dollar amounts are based on the purchasing power and price of the dollar as of the date of the value estimate.

12.  INCLUSIONS:

     Furnishings and equipment of business operations except as specifically indicated and typically considered as a part of real estate, have been disregarded with only the real estate being considered in the value estimate unless otherwise stated.

13.  PROPOSED IMPROVEMENTS, CONDITIONED VALUE:

     Improvements proposed, if any, on or off-site, as well as any repairs required are considered, for purpose of this appraisal to be completed in good and workmanlike manner according to information submitted and/or considered by the appraiser. In cases of proposed construction, the appraisal is subject to change upon inspection of property after construction is completed. This estimate of market value is as of the date shown, as proposed, as if completed and operating at levels shown and projected.

14.  VALUE CHANGE, DYNAMIC MARKET, INFLUENCES:

     The estimated market value is subject to change with market changes over time; value is highly related to exposure, time, promotional effort, terms motivation, and conditions surrounding the offering. The value estimate considers the productivity and relative attractiveness of the property physically and economically in the marketplace. The "Estimate of Market Value" in the appraisal report is not based in whole or in part upon the race, color or national origin of the present owners or occupants of the properties in the vicinity of the property appraised.

     In cases of appraisals involving the capitalization of income benefits, the estimate of market value is a reflection of such benefits and appraiser's interpretation of income and yields and other factors derived from general and specific market information.

                                                        H.J. Porter & Associates

     Such estimates are as of the date of the estimate of value; they are thus subject to change if the market is naturally dynamic.

15.  MANAGEMENT OF THE PROPERTY:

     It is assumed that the property which is the subject of this report will be under prudent and competent ownership and management; neither inefficient nor super efficient.

16.  CONTINUING EDUCATION CURRENT:

     The Appraisal Institute conducts a voluntary program of continuing education for its designated members. MAIs and RMs who meet the minimum of this program are awarded periodic certification. I am currently certified under the Appraisal Institute Voluntary Continuing Education Program.

17.  FEE:

     The fee for this appraisal or study is for the service rendered and not for the time spent on the physical report.

18.  AUTHENTIC COPIES:

     The authentic copies of this report are signed in blue ink. Any copy that does not have an original signature is unauthorized and may have been altered.

19.  HAZARDOUS MATERIALS:

     Unless otherwise stated in this report, the appraiser signing this report has no knowledge concerning the presence or absence of urea-formaldehyde foam insulation or asbestos containing material in existing improvements; if such materials are present the value of the property may be adversely affected and reappraisal at additional cost necessary to estimate the effects of such material.

20. Unless otherwise noted within the attached report, there are no items of FF&E included in the reported value. Any equipment included with the property in the value are only those items that are considered as an integral part of the realty, even though technically they could be legally considered as personalty.

21.  NOTE:

     ACCEPTANCE OF, AND/OR USE OF, THIS APPRAISAL REPORT CONSTITUTES ACCEPTANCE OF THE ABOVE CONDITIONS.

                                                        H.J. Porter & Associates

                           PROFESSIONAL QUALIFICATIONS
                                       OF
                              DAVID P. MULLINS, MAI

CURRENT STATUS

David P. Mullins is involved in the appraisal of and consulting with owners of income producing real estate. He is the Managing Appraiser and a General Partner of the Birmingham office of H.J. Porter & Associates with offices located at:


                           H.J. Porter & Assoc., Inc.
                            631 Stage Road/PO Box 28
                                Auburn, AL 36831
                                 (334) 826-8682

                       H.J. Porter & Assoc. of Birmingham
                        #14 Office Park Circle, Suite 230
                              Birmingham, AL 35223
                                 (205) 871-3600

                       H.J. Porter & Assoc. of Montgomery
                             235 South Court Street
                              Montgomery, AL 36104
                                 (334) 262-8331


PROFESSIONAL AFFILIATIONS

Mr. Mullins is a member of the Appraisal Institute and holds the MAI Designation (Certificate Number 11168). He is also a member of the International Right of Way Association (Alabama Chapter Number 24).

PROFESSIONAL EDUCATION STATUS

Mr. Mullins is currently certified in Alabama as a Certified General Real Property Appraiser (Certificate #G8). He has taken numerous courses and seminars offered by the Appraisal Institute, Society of Real Estate Appraisers, and International Right-of-Way Association.

HISTORICAL DATA

David P. Mullins is a graduate of Colorado State University with a Bachelors of Science Degree in Agriculture Economics.

From 1983 to 1989 he worked with USDA/Farmers Home Administration. The first two years he served as the Assistant County Supervisor in Centre, Alabama. He was responsible for the Rural Housing Program which included appraising single family residence. He also made farm real estate and operating loans which included farm and ranch appraisals. In 1985 he moved to Dublin, Virginia as County Supervisor. There he was responsible for the overall operation of the field office where he supervised four employees. He completed appraisals of single family housing loans and farm real estate loans. He also analyzed and developed farm management plans for client borrowers. From 1987 to 1989 Mr. Mullins worked in Richmond, Virginia as a Rural Housing Specialist. He provided support and training to fifty field offices to administer the Rural Housing Loan Program. He was the single family housing appraisal trainer, single family housing review appraiser and multi-family housing appraiser.

From 1989 to 1991 Mr. Mullins was with the mortgage banking firm of Camp & Company in Birmingham, Alabama. He served as the Head of the Appraisal and Loan Submission Department for income property loans. He was responsible for appraising investment grade

                                                        H.J. Porter & Associates

PROFESSIONAL QUALIFICATIONS OF DAVID P. MULLINS MAI

income producing real estate that included shopping centers, office buildings, multi-family apartments, and distribution warehouses.

From 1991 to 1993 Mr. Mullins worked as an employee for the appraisal firm of H.J. Porter & Associates, Inc., managing their Birmingham office. In 1994 he became a general partner of the Birmingham office with the title of Managing Appraiser and the responsibility of managing two staff appraisers and one support staff employee.

Since being associated with H.J. Porter & Associates, a variety of appraisal assignments have been performed including the appraisal of neighborhood, community, and power shopping centers, motels, single and multi-tenant office buildings, multi-family apartments, assisted living facilities, convenience stores, office/warehouse, distribution warehouses, vacant commercial and agricultural land, and subdivision analysis. Other appraisal assignments performed for different government entities include appraisal of total and partial acquisitions for the Alabama Department of Transportation, the City of Birmingham, and the Birmingham Airport Authority.

In addition to government entities, important clients include:

AmSouth Bank                             First Commercial Bank
Arlington Properties                     First Georgia Bank
Bank of Tuscaloosa                       Great Northern Insured Annuity
                                         Corp.
Baptist Health Systems                   Healthsouth
Birmingham Baptist Medical Center        Jacksonville State University
Brookwood Medical Center                 NationsBank
CellularOne                              Norfolk Southern Corporation
Collateral Mortgage                      Regions Bank
Colonial Bank                            Salvation Army
Colonial Properties                      SouthTrust Bank
Columbus Bank & Trust Company            Southern Natural Gas
Commercial Bank & Trust Co.              St. Clair Federal
Compass Bank                             State Farm Life Insurance
                                         Company
Farmers National Bank                    Washington Mortgage Financial Group
First American Bank

                                                        H.J. Porter & Associates

================================================================================
                                STATE OF ALABAMA

                              [ALABAMA GREAT SEAL]

                             This is to certify that

                                DAVID P. MULLINS

               having given satisfactory evidence of the necessary
           qualifications required by the laws of the State of Alabama is licensed to transact business in Alabama as a

                    CERTIFIED GENERAL REAL PROPERTY APPRAISER

                 With all the rights, privileges and obligations
                              appurtenant thereto.


LICENSE NUMBER:  G00008                    [/s/ ILLEGIBLE]  Executive  Director
EXPIRATION DATE: SEPT. 30, 1997            ALABAMA REAL ESTATE APPRAISERS BOARD

================================================================================